                                                                     EXHIBIT 4.1
================================================================================

                            STERLING CHEMICALS, INC.

                                  $150,000,000


                   11 1/4% SENIOR SUBORDINATED NOTES DUE 2007



                               _________________


                                   INDENTURE

                           Dated as of April 7, 1997

                               _________________



                              FLEET NATIONAL BANK


                                    Trustee

================================================================================

                             CROSS-REFERENCE TABLE

TRUST INDENTURE
ACT SECTION                                INDENTURE SECTION

310    (a)(1)...............................    8.10
       (a)(2)...............................    8.10
       (a)(3)...............................    N/A
       (a)(4)...............................    N/A
       (a)(5)...............................    8.10
       (b)..................................    8.10
       (c)..................................    N/A
311    (a)..................................    8.11
       (b)..................................    8.11
       (c)..................................    N/A
312    (a)..................................    2.05
       (b)..................................    12.03
       (c)..................................    12.03
313    (a)..................................    11.02
       (b)(i)...............................    11.02
       (b)(2)...............................    8.06
       (c)..................................    8.06; 11.02
       (d)..................................    8.06
314    (a)..................................    8.03; 11.02
       (b)..................................    11.03
       (c)(1)...............................    12.04
       (c)(2)...............................    12.04
       (c)(3)...............................    N/A
       (d)..................................    11.02; 11.03
       (e)..................................    12.05
       (f)..................................    N/A
315    (a)..................................    8.01
       (b)..................................    8.05; 12.02
       (c)..................................    8.01
       (d)..................................    8.01
       (e)..................................    7.11
316    (a)(1)(A)............................    7.05
       (a)(1)(B)............................    7.04
       (a)(2)...............................    N/A
       (b)..................................    7.07
317    (a)(1)...............................    7.08
       (a)(2)...............................    7.09
       (b)..................................    2.04
318    (a)..................................    12.01
       (b)..................................    N/A
       (c)..................................    12.01


   Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                               TABLE OF CONTENTS


                                                                      Page

PARTIES...............................................................   1

RECITALS OF STERLING..................................................   1


                                   ARTICLE I

                         DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

    Section 1.01.    Definitions......................................   1
    Section 1.02.    Other Definitions................................  16
    Section 1.03.    Incorporation by Reference of Trust Indenture Act  16
    Section 1.04.    Rules of Construction............................  17

                                   ARTICLE II

                                   THE NOTES

    Section 2.01.    Form and Dating..................................  17
    Section 2.02.    Execution and Authentication.....................  18
    Section 2.03.    Registrar and Paying Agent.......................  19
    Section 2.04.    Paying Agent to Hold Money In Trust..............  20
    Section 2.05.    Lists of Holders of Notes........................  20
    Section 2.06.    Transfer and Exchange............................  20
    Section 2.07.    Replacement Notes................................  25
    Section 2.08.    Outstanding Notes................................  25
    Section 2.09.    Temporary Notes and Certificated Notes...........  26
    Section 2.10.    Cancellation.....................................  26
    Section 2.11.    Defaulted Interest...............................  27
    Section 2.12.    CUSIP Number.....................................  27

                                  ARTICLE III

                                   REDEMPTION

    Section 3.01.    Notices to Trustee...............................  27
    Section 3.02.    Selection of Notes to be Redeemed................  27
    Section 3.03.    Notice of Redemption.............................  28
    Section 3.04.    Effect of Notice of Redemption...................  28
    Section 3.05.    Deposit of Redemption Price......................  29
    Section 3.06.    Notes Redeemed in Part...........................  29

------------------------
    Note: This Table of Contents shall not, for any reason, be deemed to be part of the Indenture.

                                  ARTICLE IV

                               CHANGE OF CONTROL

                                   ARTICLE V

                                   COVENANTS

                                                                     Page

    Section 5.01.    Payment of Principal, Premium and Interest.......  31
    Section 5.02.    Maintenance of Office or Agency..................  31
    Section 5.03.    SEC Reports......................................  31
    Section 5.04.    Limitation On Debt...............................  32
    Section 5.05.    Limitation On Restricted Payments................  33
    Section 5.06.    Limitation On Restrictions On Distributions from
                     Restricted Subsidiaries..........................  37
    Section 5.07.    Limitation On Sales of Assets and Subsidiary
                     Stock............................................  38
    Section 5.08.    Limitation On Transactions with Affiliates.......  40
    Section 5.09.    Limitation On the Sale or Issuance of Capital
                     Stock of Restricted Subsidiaries.................  41
    Section 5.10.    Compliance Certificates..........................  41
    Section 5.11.    Further Instruments and Acts.....................  41

                                   ARTICLE VI

                                   SUCCESSORS

    Section 6.01.    When Sterling May Merge or Transfer Assets.......  42
    Section 6.02.    Successor Company Substituted....................  42

                                  ARTICLE VII

                             DEFAULTS AND REMEDIES


    Section 7.01.    Events of Default................................  43
    Section 7.02.    Acceleration.....................................  44
    Section 7.03.    Other Remedies...................................  44
    Section 7.04.    Waiver of Past Defaults..........................  45
    Section 7.05.    Control by Majority..............................  45
    Section 7.06.    Limitation On Suits..............................  45
    Section 7.07.    Unconditional Right of Holders of Notes to
                     Receive Payment..................................  46
    Section 7.08.    Collection Suit by Trustee.......................  46
    Section 7.09.    Trustee May File Proofs of Claim.................  46
    Section 7.10.    Priorities.......................................  46
    Section 7.11.    Undertaking for Costs............................  47
    Section 7.12.    Waiver of Stay, Extension and Usury Laws.........  47

                                                                      Page
                                 ARTICLE VIII

                                    TRUSTEE


    Section 8.01.    Duties of Trustee................................  47
    Section 8.02.    Rights of Trustee................................  48
    Section 8.03.    Individual Rights of Trustee.....................  49
    Section 8.04.    Trustee's Disclaimer.............................  49
    Section 8.05.    Notice of Default................................  49
    Section 8.06.    Reports by Trustee to Holders of Notes...........  49
    Section 8.07.    Compensation and Indemnity.......................  50
    Section 8.08.    Replacement of Trustee...........................  50
    Section 8.09.    Successor Trustee by Merger, Etc.................  51
    Section 8.10.    Eligibility; Disqualification....................  52
    Section 8.11.    Preferential Collection of Claims Against
                     Sterling.........................................  52

                                   ARTICLE IX

                       DISCHARGE OF INDENTURE; DEFEASANCE

    Section 9.01.    Discharge of Liability on Notes; Defeasance......  52
    Section 9.02.    Conditions to Defeasance.........................  53
    Section 9.03.    Application of Trust Money.......................  54
    Section 9.04.    Repayment to Sterling............................  54
    Section 9.05.    Indemnity for Government Obligations.............  54
    Section 9.06.    Reinstatement....................................  54

                                   ARTICLE X

                        AMENDMENT, SUPPLEMENT AND WAIVER


    Section 10.01.    Without Consent of Holders of Notes.............  55
    Section 10.02.    With Consent of Holders of Notes................  56
    Section 10.03.    Compliance with Trust Indenture Act.............  57
    Section 10.04.    Revocation and Effect of Consents and Waivers...  57
    Section 10.05.    Notation On or Exchange of Notes................  57
    Section 10.06.    Trustee to Sign Amendments, Etc.................  57
    Section 10.07.    Payment for Consents............................  58

                                   ARTICLE XI

                             SUBORDINATION OF NOTES

    Section 11.01.   Notes Subordinate to Senior Debt; Notes Pari
                     Passu with Senior Subordinated Debt..............  58
    Section 11.02.   Payment Over of Proceeds Upon Dissolution, Etc...  58
    Section 11.03.   No Payment When Senior Debt in Default...........  59
    Section 11.04.   Payment Permitted If No Default..................  60

                                                                      Page

    Section 11.05.   Subrogation to Rights of Holders of Senior Debt..  60
    Section 11.06.   Provisions Solely to Define Relative Rights......  61
    Section 11.07.   Trustee to Effectuate Subordination..............  61
    Section 11.08.   No Waiver of Subordination Provisions............  61
    Section 11.09.   Notice to Trustee................................  62
    Section 11.10.   Reliance on Judicial Order or Certificate of
                     Liquidating Agent................................  62
    Section 11.11.   Trustee Not Fiduciary for Holders of Senior Debt.  63
    Section 11.12.   Rights of Trustee as Holder of Senior Debt;
                     Preservation of Trustee's Rights.................  63
    Section 11.13.   Article XI Applicable to Paying Agents...........  63
    Section 11.14.   Trust Moneys Not Subordinated....................  63

                                  ARTICLE XII

                                 MISCELLANEOUS


    Section 12.01.   Trust Indenture Act Controls.....................  63
    Section 12.02.   Notices..........................................  64
    Section 12.03.   Communication by Holders of Notes with Other
                     Holders of Notes.................................  65
    Section 12.04.   Certificate and Opinion as to Conditions
                     Precedent........................................  65
    Section 12.05.   Statements Required in Certificate or Opinion....  65
    Section 12.06.   Rules by Trustee and Agents......................  65
    Section 12.07.   No Personal Liability of Directors, Officers,
                     Employees, Incorporators and Stockholders........  66
    Section 12.08.   Governing Law....................................  66
    Section 12.09.   No Adverse Interpretation of Other Agreements....  66
    Section 12.10.   Successors.......................................  66
    Section 12.11.   Severability.....................................  66
    Section 12.12.   Counterpart Originals............................  66
    Section 12.13.   Table of Contents, Headings, Etc.................  66



EXHIBIT A--Form of Initial Note
EXHIBIT B--Form of Exchange Note

          INDENTURE, dated as of April 7, 1997, between Sterling Chemicals, Inc. ("Sterling"), a corporation duly organized and existing under the laws of the State of Delaware, and Fleet National Bank, a national banking association duly organized and existing under the laws of the United States of America, as trustee (the "Trustee").


                              RECITALS OF STERLING

          Sterling has duly authorized the execution and delivery of this Indenture to provide for the issuance of up to $150,000,000 aggregate principal amount of Sterlings' 11 1/4% Senior Subordinated Notes Due 2007 issuable as provided in this Indenture. All things necessary to make this Indenture a valid agreement of Sterling, in accordance with its terms, have been done, and Sterling has done all things necessary to make the Notes, when executed by Sterling and authenticated and delivered by the Trustee hereunder and duly issued by Sterling, the valid obligations of Sterling as hereinafter provided.


           NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:


                                   ARTICLE I

                         DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01.  Definitions.

          "Affiliate" means with respect to any specified Person any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Section 5.07 and Section 5.08 only, the term "Affiliate" shall also mean any beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of Sterling or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner in accordance with the first sentence of this definition.

          "Agent" means any Registrar, Paying Agent or co-registrar.

          "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by Sterling or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction, for gross proceeds in excess of $2.0 million, other than (i) a disposition by a Restricted Subsidiary to Sterling or by Sterling or a Restricted Subsidiary to a Wholly Owned Subsidiary; (ii) a disposition of property or assets (other than shares of Capital Stock of a Restricted Subsidiary and which do not constitute all or substantially all of the assets of any division or line of business of Sterling or any Restricted Subsidiary) at fair market value in the ordinary course of business; (iii) for purposes of
Section 5.07 only, a disposition that constitutes a Restricted Payment or a Permitted Investment permitted pursuant to Section 5.05; (iv) the disposition of all or substantially all of the assets of Sterling permitted pursuant to Section 6.01; and (v) the disposition of assets in exchange for other assets that satisfy the requirement for replacement assets pursuant to Section 5.07(a)(ii)(2).

          "Attributable Debt" means, in respect of a Sale/Leaseback Transaction, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

          "Average Life" means, as of the date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment, by (ii) the sum of all such payments.

           "Bankruptcy Law" means title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

          "Board of Directors" means the Board of Directors of Sterling or any committee thereof duly authorized to act on behalf of such Board of Directors.

           "Business Day" means each day which is not a Legal Holiday.

          "Canadian Facility" means a revolving loan and letter of credit facility for loans and letters of credit in Canadian dollars or U.S. dollars to or for the account of Sterling Pulp Chemicals, Ltd., a Wholly Owned Subsidiary of Sterling.

          "Capital Lease Obligations" means with respect to any Person any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person prepared in accordance with GAAP; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

          "Capital Stock" means with respect to any Person any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in such Person (however designated), including any Preferred Stock, but excluding any debt securities convertible into or exchangeable for such equity.

           "Code" means the U.S. Internal Revenue Code of 1986, as amended.

          "Commodity Agreement" means any commodity future contract, commodity option or other similar agreement or arrangement (limited in amount to underlying exposure, and not for speculative purposes) entered into by Sterling or any Restricted Subsidiary that is designed to protect Sterling or any Restricted Subsidiary against fluctuations in the price of commodities used by Sterling or a Restricted Subsidiary as raw materials in the ordinary course of business.

          "Consolidated EBITDA Coverage Ratio" means, as of any date of determination, the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (1) if Sterling or any Restricted Subsidiary has Incurred any Debt since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated EBITDA Coverage Ratio is an Incurrence of Debt, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Debt as if such Debt had been Incurred on the first day of such period and the discharge of any other Debt repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Debt as if such discharge had occurred on the first day of such period, (2) if since the beginning of such period Sterling or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Debt of Sterling or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to Sterling and its continuing Restricted Subsidiaries in connection with such Asset Dispositions for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Debt of such Restricted Subsidiary to the extent Sterling and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale), (3) if since the beginning of such period Sterling or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Debt) as if such Investment or acquisition occurred on the first day of such period, and (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Sterling or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment that would have required an adjustment pursuant to clause (2) or (3) above if made by Sterling or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto, and the amount of Consolidated Interest Expense associated with any Debt Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of Sterling. If any Debt bears a floating rate of interest and is being given pro forma effect, the interest of such Debt shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term in excess of 12 months).

          "Consolidated Interest Expense" means, for any period, the total interest expense of Sterling and its consolidated Restricted Subsidiaries, plus, to the extent not included in such interest expense, (i) interest expense attributable to Capital Lease Obligations; (ii) amortization of debt discount and debt issuance cost; (iii) capitalized interest; (iv) non-cash interest payments; (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; (vi) net costs under Interest Rate Agreements (including amortization of fees); (vii) Preferred Stock dividends in respect of all Redeemable Stock of Sterling and all Preferred Stock of Restricted Subsidiaries held by Persons other than Sterling or a Wholly Owned Subsidiary; (viii) interest incurred in connection with Investments in discontinued operations; (ix) interest actually paid by Sterling or any of its Restricted Subsidiaries under any Guarantee of Debt or other obligation of any other Person; and (x) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than Sterling or any Restricted Subsidiary) in connection with Debt Incurred by such plan or trust.

          "Consolidated Net Income" means, for any period, the net income of Sterling and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income (i) any net income of any Person if such Person is not a Restricted Subsidiary, except that (A) subject to the exclusion contained in clause (iv) below, Sterling's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to Sterling or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (iii) below), and
(B) Sterling's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income to the extent of any cash actually contributed by Sterling or a Restricted Subsidiary to such Person during such period; (ii) any net income (or loss) of any Person acquired by Sterling or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any net income of any Restricted Subsidiary to the extent such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to Sterling, except that (A) subject to the exclusion contained in clause (iv) below, Sterling's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to Sterling or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause), and
(B) Sterling's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income; (iv) any gain or loss realized upon the sale or other disposition of any assets of Sterling or its consolidated Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person; (v) extraordinary gains or losses; and (vi) the cumulative effect of a change in accounting principles. Notwithstanding the foregoing, for the purposes of Section 5.05 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to Sterling or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted pursuant to
Section 5.05(a)(iv)(3)(E).

          "Consolidated Net Worth" means with respect to any Person the total of the amounts shown on the balance sheet of such Person and its consolidated subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of such Person ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of such Person, plus (ii) paid-in capital or capital surplus relating to such Capital Stock, plus (iii) any retained earnings or earned surplus, less (A) any accumulated deficit, (B) any amounts attributable to Redeemable Stock, and (C) any amounts attributable to Exchangeable Stock.

          "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02 or such other address as to which the Trustee may give notice to Sterling.

          "Credit Agreements" means (i) the agreement, dated June 21, 1996, among Sterling, as borrower, Texas Commerce Bank National Association, as administrative agent, and the other lenders party thereto, and their respective successors and assigns, and (ii) the agreement dated January 31, 1997, among Sterling, as borrower, Texas Commerce Bank National Association, as administrative agent, and the other lenders party thereto and their respective successors and assigns, in each case, as the same may be amended, supplemented, waived and otherwise modified from time to time in accordance with the terms thereof.

          "Currency Agreement" means with respect to any Person any foreign exchange contract, currency swap agreement or other similar agreement (limited in amount to underlying exposure, and not for speculative purposes) to which such Person is a party or a beneficiary.

           "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

          "Debt" means with respect to any Person, without duplication, (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;
(iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) all Redeemable Stock of such Person and, with respect to any Subsidiary of such Person, all Preferred Stock other than pay-in-kind dividends in the form of Preferred Stock (the amount of Debt represented thereby shall equal the greater of its liquidation preference and the redemption, repayment or other repurchase obligations with respect thereto, but excluding any accrued dividends); (vi) all Hedging Obligations of such Person; (vii) all obligations of the type referred to in clauses (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; and (viii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured. The amount of Debt of any Person at any date shall be the outstanding balance of such date of all unconditional obligations as described above and the maximum liability upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided, however, that the amount outstanding at any time of any Debt Incurred with original issue discount is the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in conformity with GAAP.

           "Default" means any event that is, after notice or with the passage of time or both would be, an Event of Default.

           "Depository" means The Depository Trust Company, its nominees and their respective successors.

          "Designated Senior Debt" means the Debt under the Credit Agreements and any bank credit facility refinancing such debt.

          "Discount Notes" means $191,751,000 aggregate principal amount at maturity of 13 1/2% Senior Secured Discount Notes Due 2008 of Holdings issued pursuant to the Discount Notes Indenture.

          "Discount Notes Indenture" means that certain Indenture, dated as of August 15, 1996, among Holdings and Fleet National Bank, as Trustee, relating to the Discount Notes, as the same may be amended or supplemented in accordance with its terms.

          "EBITDA" means for any period the sum of Consolidated Net Income, plus Consolidated Interest Expense plus the following to the extent deducted in calculating such Consolidated Net Income: (i) all income tax expense of Sterling; (ii) depreciation expense; (iii) amortization expense; (iv) an amount equal to any extraordinary gain or loss realized in connection with an Asset Disposition; (v) the impact of accruals for periods prior to the Issue Date for Sterling's Stock Appreciation Rights Plan; and (vi) all other non-cash items reducing such Consolidated Net Income (excluding any non-cash item to the extent it represents an accrual of, or reserve for, cash disbursements for any subsequent period) less all non-cash items increasing such Consolidated Net Income (such amount calculated pursuant to this clause (vi) not to be less than zero), in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of Sterling shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended or otherwise paid to Sterling by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Subsidiary or its stockholders.

          "Equity Private Placement" means the private placement of shares of common stock of STX Acquisition Corp. (which shares were converted into shares of common stock of Holdings) in connection with the recapitalization of Sterling consummated on August 21, 1996.

           "ESOP" means the employee stock ownership plan of Sterling.

           "ESOP Loan" means the loan from Sterling to the ESOP of $6.5 million in connection with the formation of the ESOP.

          "ESOP Loan Provisions" means the provisions of the Credit Agreement pursuant to which lenders thereunder have committed to make ESOP loans available to Sterling.

           "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

          "Exchange Notes" means the 11 1/4% Senior Subordinated Notes Due 2007 to be issued pursuant to this Indenture in connection with a Registered Exchange Offer pursuant to the Registration Rights Agreement.

          "Exchangeable Stock" means any Capital Stock which is exchangeable or convertible into another security (other than Capital Stock of Sterling which is neither Exchangeable Stock nor Redeemable Stock).

          "Existing Subordinated Notes" means $275,000,000 in original principal amount of Sterling's 11 3/4 Senior Subordinated Notes Due 2006 issued August 21, 1996.

          "Existing Subordinated Notes Indenture" means that certain Indenture, dated as of August 15, 1996, between Sterling and Fleet National Bank, as Trustee, relating to the Existing Subordinated Notes.

          "Foreign Asset Sale" means an Asset Disposition in respect of Capital Stock or assets of a Foreign Subsidiary or a Restricted Subsidiary of the type described in Section 936 of the Code to the extent that the proceeds of such Asset Disposition are received by a Person subject in respect of such proceeds to the tax laws of a jurisdiction other than the United States or any state thereof or the District of Columbia.

          "Foreign Subsidiary" means a Restricted Subsidiary that is incorporated in a jurisdiction other than the United States or a State thereof or the District of Columbia and with respect to which more than 66-2/3% of any of its sales, earnings or assets (determined on a consolidated basis in accordance with GAAP) are located in, generated from or derived from operations located in territories or jurisdictions outside the United States.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth
(i) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants; (ii) statements and pronouncements of the Financial Accounting Standards Board; (iii) in such other statements by such other entity as approved by a significant segment of the accounting profession; and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

          "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business or guarantees of obligations of a Subsidiary in the ordinary course of business if such obligations do not constitute Debt of such Subsidiary. The term "Guarantee" used as a verb shall have a corresponding meaning.

          "Hedging Obligations" means with respect to any Person the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement (limited in amount to underlying exposure, and not for speculative purposes).

           "Holder" means the Person in whose name a Note is registered on the Note Register.

           "Holdings" means Sterling Chemicals Holdings, Inc., a Delaware corporation.

          "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Debt or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall be deemed to be the Incurrence of Debt.

          "Indenture" means this Indenture, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

          "Independent Financial Advisor" means a reputable accounting, appraisal or investment banking firm that, in the reasonable good faith judgment of the Board of Directors, is qualified to perform the task for which such firm has been engaged and is independent with respect to Sterling and its Affiliates.

          "Initial Notes" means the 11 1/4% Senior Subordinated Notes Due 2007 issued under this Indenture on or about the date hereof.

           "Initial Purchasers" means Credit Suisse First Boston Corporation and Chase Securities Inc.

          "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement (limited in amount to underlying exposure, and not for speculative purposes) designed to protect Sterling or any Restricted Subsidiary against fluctuations in interest rates.

          "Investment" means with respect to any Person any loan or advance to, any acquisition of Capital Stock, equity interest, obligation or other security of, or capital contribution or other investment in, or any other credit extension to (including by way of Guarantee of any Debt of), such Person. For purposes of the definition of "Unrestricted Subsidiary", the definition of "Restricted Payment" and Section 5.05 of this Indenture, (i) "Investment" shall include the portion (proportionate to Sterling's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of Sterling at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that if such designation is made in connection with the acquisition of such Subsidiary or the assets owned by such Subsidiary, the "Investment" in such Subsidiary shall be deemed to be the consideration paid in connection with such acquisition; provided, further, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Sterling shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) Sterling's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to Sterling's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

          "Investment Grade Rating" means a rating of BBB- or higher by S&P and Baa3 or higher by Moody's or the equivalent of such rating by S&P and Moody's or by any other Rating Agencies selected as provided in the definition of Rating Agency.

           "Issue Date" means the date on which the Initial Notes are originally issued.

          "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, in the city of the Corporate Trust Office of the Trustee or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

           "Moody's" means Moody's Investor Service, Inc.

          "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to such properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of (i) all legal, title and recording expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition; (ii) all payments made on any Debt which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition; (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and (iv) the deduction of appropriate amounts provided by the sellers as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by Sterling or any Restricted Subsidiary after such Asset Disposition.

          "Net Cash Proceeds" means with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

          "Non-Convertible Capital Stock" means, with respect to any corporation, any non-convertible Capital Stock of such corporation and any Capital Stock of such corporation convertible solely into non-convertible common stock of such corporation; provided, however, that Non-Convertible Capital Stock shall not include any Redeemable Stock or Exchangeable Stock.

           "Notes" means the Initial Notes, the Exchange Notes and the Private Exchange Notes, treated as a single class.

          "Notes Custodian" means the custodian with respect to a Global Note (as appointed by the Depository), or any successor person thereto and shall initially be the Trustee.

          "Officer" means with respect to any Person the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, Controller, Secretary or any Vice-President of such Person.

          "Officers' Certificate" means a certificate signed on behalf of Sterling by two Officers of Sterling, one of whom must be the principal executive officer, principal financial officer, treasurer or principal accounting officer of Sterling.

          "Opinion of Counsel" means a written opinion from legal counsel, who may be an employee of or counsel to Sterling or the Trustee.

          "Permitted Holders" means (i) the purchasers in the Equity Private Placement; (ii) any Person who on the date of issuance of the Notes is an officer, director, stockholder, employee or consultant of The Sterling Group, Inc., or The Unicorn Group, L.L.C.; (iii) each of Frank J. Hevrdejs, William C. Oehmig, J. Virgil Waggoner, Robert W. Roten and Gordon Cain; (iv) any Permitted Transferee with respect to any Person covered by the preceding clauses (i) through (iii) hereof; (v) the ESOP; or (vi) any savings or investment plan sponsored by Sterling or Holdings.

          "Permitted Investment" means an Investment by Sterling or any Restricted Subsidiary in (i) a Wholly Owned Subsidiary or a Person that will, upon the making of such Investment, become a Wholly Owned Subsidiary; (ii) Temporary Cash Investments; (iii) receivables owing to Sterling or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (iv) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to Sterling or any Restricted Subsidiary or in satisfaction of judgments; (v) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to Section 5.07; (vi) Investments by Sterling or a Restricted Subsidiary in a Person to the extent the consideration for such Investment consists of shares of Capital Stock of Sterling or Holdings (other than Redeemable Stock of Sterling); (vii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (viii) loans or advances to employees or to a trust for the benefit of such employees that are made in the ordinary course of business of Sterling or such Restricted Subsidiary; (ix) the ESOP Loan; (x) another Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, Sterling or a Restricted Subsidiary; provided that such Person's primary business is reasonably related to the business of Sterling and its Restricted Subsidiaries; and (xi) Investments in Unrestricted Subsidiaries or joint ventures (whether in corporate or partnership form or otherwise), in either case in entities engaged in businesses reasonably related to the business of Sterling and its Restricted Subsidiaries, in an aggregate amount not to exceed $10 million; provided, however, that the amount available for Investments pursuant to this clause (xi) shall be reduced pursuant to Section 5.05(a)(iv)(3)(G).

          "Permitted Transferee" means with respect to any Person (i) in the case of an entity, any Affiliate of such Person; and (ii) in the case of an individual, any person related by lineal or collateral consanguinity to such individual or to the spouse of such individual (adopted persons shall be considered the natural born child of their adoptive parents; lineal consanguinity is the relationship that exists between persons of whom one is descended (or ascended) in direct line from the other, as between son, father, grandfather, great-grandfather; and collateral consanguinity is that relationship that exists between persons who have the same ancestors, but do not descend (or ascend) from the other, as between uncle and nephew, or cousin and cousin), in each case to whom such Person has transferred common stock of Holdings.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Preferred Stock" means, as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

          "Private Exchange" means the offer by Sterling, pursuant to the Registration Rights Agreement, to the Initial Purchasers to issue and deliver to the Initial Purchasers, in exchange for the Initial Notes held by the Initial Purchasers as part of their initial distribution, a like aggregate principal amount of Private Exchange Notes.

          "Private Exchange Notes" means the 11 1/4% Senior Subordinated Notes Due 2007 to be issued pursuant to this Indenture in connection with a Private Exchange effected pursuant to the Registration Rights Agreement.

          "Public Equity Offering" means an underwritten primary public offering of common stock of Holdings pursuant to an effective registration statement under the Securities Act.

          "Public Market" means any time after (i) a Public Equity Offering has been consummated; and (ii) at least 15% of the total issued and outstanding common stock of Holdings has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

          "Rating Agency" means S&P and Moody's, or if S&P or Moody's or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by Sterling (as certified by a resolution of the Board of Directors) which shall be substituted for S&P or Moody's or both, as the case may be.

          "Redeemable Stock" means any Capital Stock that by its terms or otherwise is required to be redeemed on or prior to the Stated Maturity of the Notes or is redeemable at the option of a Holder thereof at any time on or prior to the Stated Maturity of the Notes.

          "Refinance" means, with respect to any Debt, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Debt in exchange or replacement for, such indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

          "Refinancing Debt" means Debt that Refinances any Debt of Sterling or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture including Debt that Refinances Refinancing Debt; provided, however, that (i) such Refinancing Debt has a Stated Maturity no earlier than the Stated Maturity of the Debt being Refinanced; (ii) such Refinancing Debt has an Average Life at the time such Refinancing Debt is Incurred that is equal to or greater than the Average Life of the Debt being Refinanced; (iii) such Refinancing Debt has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Debt being Refinanced; and
(iv) with respect to any Refinancing Debt of Debt other than Senior Debt, such Refinancing Debt shall rank no more senior, and shall be at least as subordinated, in right of payment to the Notes as the Debt being so extended, renewed, refunded or refinanced; provided, further, however, that Refinancing Debt shall not include (x) Debt of a Subsidiary that Refinances Debt of Sterling, or (y) Debt of Sterling or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

          "Registered Exchange Offer" means an offer by Sterling, pursuant to the Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for the Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

          "Registration Rights Agreement" means the Registration Rights Agreement dated April 1, 1997 among Sterling and the Initial Purchasers.

          "Responsible Officer" means, when used with respect to the Trustee, any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers.

           "Restricted Subsidiary" means any Subsidiary of Sterling that is not an Unrestricted Subsidiary.

          "Revolving Credit Provisions" means the provisions of the Credit Agreements pursuant to which lenders thereunder have committed to make available to Sterling, a revolving credit facility, including the Canadian Facility.

          "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby Sterling or a Restricted Subsidiary transfers such property to a Person and Sterling or a Restricted Subsidiary leases it from such Person.

          "SEC" means the U.S. Securities and Exchange Commission. "Secured Debt" means any Debt of Sterling secured by a Lien.

          "Securities Act" means the U.S. Securities Act of 1933, as amended.

          "Senior Debt" means (i) Debt of Sterling, whether outstanding on the Issue Date or thereafter Incurred; and (ii) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Sterling whether or not such interest is an allowable claim in any such proceeding) in respect of (A) indebtedness of Sterling for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which Sterling is responsible or liable unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Notes; provided, however, that Senior Debt shall not include (1) any obligation of Sterling to Holdings or any subsidiary of Holdings, (2) any liability for Federal, state, local or other taxes owed or owing by Sterling, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any Debt of Sterling (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other Debt or other obligation of Sterling, (5) that portion of any Debt which at the time of Incurrence is Incurred in violation of this Indenture, (6) Debt owed, due, or guaranteed on behalf of, any director, officer or employee of Sterling or any Subsidiary (including, without limitation, amounts owed for compensation), and
(7) Debt which when Incurred and without respect to any election under Section 1111(b) of Title 11 United States Code, is without recourse to Sterling.

          "Senior Subordinated Debt" means the Notes, the Existing Subordinated Notes and any other Debt of Sterling that specifically provides that such Debt is to rank pari passu with the Notes in right of payment and is not subordinated by its terms in right of payment to any Debt or other obligation of Sterling which is not Senior Debt.

          "Shelf Registration Statement" means the registration statement issued by Sterling in connection with the offer and sale of Initial Notes or Private Exchange Notes, pursuant to the Registration Rights Agreement.

          "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" of Sterling as such term is defined in Rule 1-02 of Regulation S-X, promulgated by the SEC.

           "S&P" means Standard & Poor's Ratings Group.

          "Stated Maturity" means with respect to any security the date specified in such security as the fixed date on which the principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

          "Subordinated Obligation" means any Debt of Sterling (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Notes.

          "Subsidiary" means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) Sterling; (ii) Sterling and one or more Subsidiaries; or (iii) one or more Subsidiaries.

          "Tangible Property" means all land, buildings, machinery and equipment and leasehold interests and improvements which would be reflected on a balance sheet of Sterling prepared in accordance with GAAP, excluding (i) all rights, contracts and other intangible assets of any nature whatsoever; and (ii) all inventories and other current assets.

          "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof; (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 270 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor; (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause
(ii) above; (iv) investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of Sterling or Holdings) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-l" (or higher) according to Moody's or "A-1" (or higher) according to S&P; (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's; (vi) participations (for a tenor of not more than 90 days) in loans to Persons having short-term credit ratings of at least "A-1" and "P-1" by S&P and Moody's, respectively; (vii) with respect to any Foreign Subsidiary organized in Canada, commercial paper of Canadian companies rated R-1 High or the equivalent thereof by Dominion Bond Rating Services with maturities of less than one year; and
(viii) with respect to Foreign Subsidiaries not organized in Canada, government obligations of another country whose debt securities are rated by S&P and/or Moody's "A-1" or "P-1", or the equivalent thereof

(if a short-term debt rating is provided by either) or at least "AA" or "AA2", or the equivalent thereof (if a long-term unsecured debt rating is provided by either), in each case, with maturities of less than 12 months.

          "Term Loan Provisions" means the provisions of the Credit Agreements pursuant to which lenders thereunder have committed to make term loans available to Sterling.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

          "Transfer Restricted Notes" means Definitive Notes and Notes that bear or are required to bear the legend set forth in Section 2.06(d).

          "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter such term shall mean such successor serving hereunder.

          "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

          "Unrestricted Subsidiary" means (i) any Subsidiary of Sterling that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of Sterling (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries own any Capital Stock or Debt of, or holds any Lien on any property of, Sterling or any other Subsidiary of Sterling that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less, or (B) if such Subsidiary has assets of greater than $1,000, such designation would be permitted pursuant to
Section 5.05; and provided, further, however, that (1) no Subsidiary of Sterling that is a Restricted Subsidiary on the Issue Date (other than a Restricted Subsidiary with total assets of $1,000 or less on the Issue Date) may be designated an Unrestricted Subsidiary, and (2) no Subsidiary holding, directly or indirectly, any assets (other than assets totaling $1,000 or less which constituted the only assets of a Restricted Subsidiary on the Issue Date) held by Sterling or a Restricted Subsidiary on the Issue Date may be designated an Unrestricted Subsidiary. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) if such Unrestricted Subsidiary at such time has Debt, Sterling could Incur $1.00 of additional Debt pursuant to
Section 5.04(a), and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be by Sterling to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

          "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

          "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by Sterling or another Wholly Owned

Subsidiary; provided, however, that a Foreign Subsidiary shall be a Wholly Owned Subsidiary if more than 90% of the Capital Stock and Voting Stock thereof is owned by Sterling or another Wholly Owned Subsidiary.

Section 1.02.  Other Definitions.


                                              Defined in
            Term                            Article/Section
            -----                           ---------------

            "Affiliate Transaction".......     Section 5.08
            "Agent Members"...............     Section 2.01
            "blockage period".............    Section 11.03
            "Change of Control"...........       Article IV
            "covenant defeasance".........     Section 9.01
            "Default Amount"..............     Section 7.02
            "Definitive Notes"............     Section 2.01
            "Event of Default"............     Section 7.01
            "Global Note".................     Section 2.01
            "IAI".........................     Section 2.01
            "legal defeasance"............     Section 9.01
            "Note Register"...............     Section 2.03
            "Notes Payment"...............    Section 11.02
            "parent corporation"..........       Article IV
            "Paying Agent"................     Section 2.03
            "Payment Default".............     Section 7.01
            "Proceeding"..................    Section 11.02
            "Purchase Agreement"..........     Section 2.01
            "QIB".........................     Section 2.01
            "Registrar"...................     Section 2.03
            "Regulation S"................     Section 2.01
            "Restricted Payment"..........     Section 5.05
            "Rule 144A"...................     Section 2.01
            "Senior Nonmonetary Default"..    Section 11.03
            "Senior Payment Default"......    Section 11.03
            "specified corporation".......       Article IV
            "Successor Company"...........     Section 6.01

Section 1.03.  Incorporation by Reference of Trust Indenture Act.

            Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

            The following TIA terms used in this Indenture have the following meanings:

             (i)  "indenture securities" means the Notes;

            (ii)  "indenture security holder" means a Noteholder;

           (iii)  "indenture to be qualified" means this Indenture;

            (iv) "indenture trustee" or "institutional trustee" means the Trustee;

             (v) "obligor" upon the Notes means Sterling and any successor obligor upon the Notes.

            All other terms used in this Indenture that are (i) defined by the TIA; (ii) defined by TIA reference to another statute; or (iii) defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04.  Rules of Construction.

            Unless the context otherwise requires:

             (i)  a term has the meaning assigned to it;

            (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

           (iii)  the word "or" shall not be deemed to be exclusive;

            (iv) words in the singular include the plural, and words in the plural include the singular; and

             (v)  provisions apply to successive events and transactions.


                                   ARTICLE II

                                   THE NOTES

Section 2.01.  Form and Dating.

          The Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated in and made a part of this Indenture. The Exchange Notes, the Private Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B, which is hereby incorporated by reference and expressly made a part of this Indenture. The Notes may have such notations, legends or endorsements approved as to form by Sterling and required, as applicable, by law, stock exchange rule, agreements to which Sterling is subject and/or usage. Each Note shall be dated the date of its authentication. The Notes shall be issuable only in denominations of $1,000 and integral multiples thereof. The terms of the Notes set forth in Exhibit A and Exhibit B are part of the terms of this Indenture.

          The Initial Notes are being offered and sold by Sterling pursuant to a Purchase Agreement, dated April 1, 1997, among Sterling and the Initial Purchasers (the "Purchase Agreement").

          (a) Global Notes. Initial Notes offered and sold to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) (a "QIB") in reliance on Rule 144A under the Securities Act ("Rule 144A") or in reliance on Regulation S under the Securities Act

("Regulation S"), in each case as provided in the Purchase Agreement, shall be issued initially in the form of one permanent global Note in definitive, fully registered form without interest coupons (the "Global Note") with the global Note legend and restricted Note legend set forth in Exhibit A hereto, which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Trustee, as custodian for the Depository (or with such other custodian as the Depository may direct), and registered in the name of the Depository or a nominee of the Depository, duly executed by Sterling and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

          (b) Book-Entry Provisions. This Section 2.01(b) shall apply only to the Global Note deposited with or on behalf of the Depository.

          Sterling shall execute and the Trustee shall, in accordance with this
Section 2.01(b), authenticate and deliver initially one Global Note that (i) shall be registered in the name of the Depository or the nominee of the Depository and (ii) shall be delivered by the Trustee to the Depository or pursuant to the Depository's instructions or held by the Trustee as custodian for the Depository.

          Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to the Global Note held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Note, and the Depository may be treated by Sterling, the Trustee and any agent of Sterling or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Sterling, the Trustee or any agent of Sterling or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in the Global Note.

          (c) Certificated Notes.  Except as provided in this Section or Section
2.06 or 2.09, owners of beneficial interests in the Global Note will not be entitled to receive physical delivery of certificated Notes. Purchasers of Initial Notes who are institutional "accredited investors" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act (each an "IAI") and who are not QIBs and did not purchase Initial Notes sold in reliance on Regulation S will receive certificated Initial Notes bearing the restricted securities legend set forth in Exhibit A hereto (such securities as held by an IAI are herein referred to as "Definitive Notes"); provided, however, that upon transfer of such certificated Initial Notes to a QIB or in reliance on Regulation S such certificated Initial Notes will, unless the Global Note has previously been exchanged, be exchanged for an interest in the Global Note pursuant to the provisions of Section 2.06. Definitive Notes will bear the restricted securities legend set forth on Exhibit A unless removed in accordance with
Section 2.06(d).

Section 2.02.  Execution and Authentication.

           Two Officers of Sterling shall sign the Notes for Sterling by manual or facsimile signature.

          If an Officer whose signature is on a Note no longer holds that office at the time such Note is authenticated such Note shall be valid nevertheless.

          A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that a Note has been authenticated in accordance with the terms of this Indenture.

          The Trustee, upon a written order of Sterling signed by two Officers of Sterling, shall authenticate and deliver (1) Initial Notes for original issue in an aggregate principal amount of $150,000,000, and (2) Exchange Notes or Private Exchange Notes for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to the Registration Rights Agreement, for a like principal amount of Initial Notes, in each case upon a written order of Sterling signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of Sterling. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes, Exchange Notes or Private Exchange Notes. The aggregate principal amount of Notes outstanding at any time may not exceed $150,000,000 except as provided in
Section 2.07.

          The Trustee may appoint an authenticating agent acceptable to Sterling to authenticate the Notes. Unless limited by the terms of such appointment, any such authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent of the Trustee. An authenticating agent has the same rights as an Agent to deal with Sterling or an Affiliate of Sterling.

Section 2.03.  Registrar and Paying Agent.

          Sterling shall maintain (i) an office or agency where the Notes may be presented for registration of transfer or for exchange (including any co-registrar, the "Registrar"); and (ii) an office or agency where the Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Holders of Notes and of the transfer and exchange of such Notes (the "Note Register"). Sterling may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" shall include any such additional paying agent. Sterling may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder of a Note. Sterling shall notify the Trustee and the Trustee shall notify the Holders of the Notes of the name and address of any Agent not a party to this Indenture. Sterling or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar. Sterling shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. Any such agency agreement shall implement the provisions of this Indenture that relate to such Agent. If Sterling fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, as appropriate, and shall be entitled to appropriate compensation in accordance with Section 8.07.

          Sterling initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

Section 2.04.  Paying Agent to Hold Money In Trust.

          On or prior to each due date of the principal of, premium, if any, and interest on any Note, Sterling shall deposit with the Paying Agent a sum sufficient to pay such principal, premium, if any, and interest when so becoming due. Sterling shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders of the Notes or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes, and shall notify the Trustee of any Default by Sterling in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. Sterling at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than Sterling) shall have no further liability for the money delivered to the Trustee. If Sterling acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders of the Notes all money held by it as Paying Agent.

Section 2.05.  Lists of Holders of Notes.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders of Notes. If the Trustee is not the Registrar, Sterling shall furnish to the Trustee at least three Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes, including the aggregate principal amount of Notes held by each such Holder of Notes.

Section 2.06.  Transfer and Exchange.

          (a) Transfer and Exchange of Definitive Notes. Definitive Notes shall be issued in registered form and shall be transferable only upon the surrender of Definitive Notes for registration of transfer. When Definitive Notes are presented to the Registrar with a request to register the transfer or to exchange them for an equal principal amount of Definitive Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; provided, however, that any Definitive Notes presented or surrendered for registration of transfer or exchange:

           (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or by his attorney duly authorized in writing; and

           (ii) are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.06(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

                (A) if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse of the Note); or

                (B) if such Definitive Notes are being transferred to Sterling a certification to that effect (in the form set forth on the reverse of the Note); or

                (C) if such Definitive Notes are being transferred pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act: (i) a certificate to that effect (in the form set forth on the reverse of the Note), and (ii) if Sterling or Registrar so requests, evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the legend set forth in Section 2.06(d)(i).

          (b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in the Global Note. A Definitive Note may not be exchanged for a beneficial interest in the Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

           (i) certification, in the form set forth on the reverse of the Note, that such Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act or to a non-U.S. person in accordance with Rule 904 under the Securities Act; and

           (ii) written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Notes Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If no Global Note is then outstanding, Sterling shall issue and the Trustee shall authenticate, upon written order of Sterling in the form of an Officers' Certificate, a new Global Note in the appropriate principal amount.

           (c) Transfer and Exchange of Global Notes.

            (i) The transfer and exchange of the Global Note or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor, if applicable.

            (ii) Notwithstanding any other provisions of this Indenture (other than the provisions set forth in Section 2.09), the Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

           (iii) In the event that the Global Note is exchanged for Notes in definitive form pursuant to Section 2.09, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.06 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by Sterling.

           (d)  Legend.

            (i) Except as permitted by the following paragraphs (ii) and (iii) each Note certificate evidencing the Global Note and the Definitive Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

           "THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND UNDER APPLICABLE STATE SECURITIES LAWS, AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

           THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT
    (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY
    (i) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (ii) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (iii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (iv) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (i) THROUGH (iv) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

                When set forth on a Definitive Note, the legend will include the following additional words:

           "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

      (ii) Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by the Global Note) pursuant to Rule 144 under the Securities Act:

                (A) in the case of any Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a certificated Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note;

                (B) in the case of any Transfer Restricted Note that is represented by the Global Note, the Registrar shall permit the Holder thereof to request the issuance of a certificated Note that does not bear the legend set forth above and rescind any restrictions on the transfer of such Transfer Restricted Note, if the sale or exchange was made in reliance on Rule 144 and the Holder certifies to that effect in writing to the Registrar (such certification to be in the form set forth on the reverse of the Note).

           (iii) After a transfer of any Initial Notes or Private Exchange Notes during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes or Private Exchange Notes, as the case may be, all requirements pertaining to legends on such Initial Note or such Private Exchange Note will cease to apply, the requirements requiring any such Initial Note or such Private Exchange Note issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Note or Private Exchange Note without legends will be available to the transferee of the Holder of such Initial Notes or Private Exchange Notes or upon receipt of directions to transfer such Holder's interest in the Global Note, as applicable.

            (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes pursuant to which Holders of such Initial Notes are offered Exchange Notes in exchange for their Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will cease to apply and certificated Initial Notes with the restricted securities legend set forth in Exhibit A hereto will be available to Holders of such Initial Notes that do not exchange their Initial Notes and Exchange Notes in certificated form will be available to Holders that exchange such Initial Notes in such Registered Exchange Offer.

            (v) Upon the consummation of a Private Exchange with respect to the Initial Notes pursuant to which Holders of such Initial Notes are offered Private Exchange Notes in exchange for their Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain holders be issued in global form will still apply, and Private Exchange Notes in global form with the restricted securities legend set forth in Exhibit A hereto will be available to Holders that exchange such Initial Notes in such Private Exchange.

          (e) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in the Global Note have either been exchanged for certificated Notes, redeemed, repurchased or canceled, such Global Note shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in the Global Note is exchanged for certificated Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made by the Trustee or the Notes Custodian to reflect such reduction on the books and records of the Notes Custodian for such Global Note with respect to such Global Note.

           (f) Obligations with Respect to Transfers and Exchanges of Notes.

                (i) To permit registration of transfers and exchanges, Sterling shall execute and the Trustee shall authenticate certificated Notes, Definitive Notes and the Global Note at the Registrar's or co-registrar's request.

                (ii) Sterling may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.06.

              (iii) Sterling shall not be required to make and the Registrar or co-registrar need not register transfers or exchanges of certificated or Definitive Notes selected for redemption (except, in the case of any Definitive Note to be redeemed in part, the portion thereof not to be redeemed), or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.

                (iv) Prior to the due presentation for registration of transfer of any Note, Sterling, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a
           Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of Sterling, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                (v) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

           (g)  No Obligation of the Trustee.

                (i) The Trustee shall have no responsibility or obligation to any beneficial owner in the Global Note, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of the Global Note). The rights of beneficial owners in the Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository.

           The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

                (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in the Global Note) other than to make any required delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07.  Replacement Notes.

          If any mutilated Note is surrendered to the Trustee, or Sterling and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, Sterling shall issue and the Trustee shall authenticate a replacement Note if Sterling's and the Trustee's reasonable requirements for the replacements of Notes are met. If required by the Trustee or Sterling, an indemnity bond shall be supplied by the Holder that is sufficient in the judgment of the Trustee and Sterling to protect Sterling, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Note is replaced.

           Every replacement Note shall be an obligation of Sterling.

Section 2.08.  Outstanding Notes.

          The Notes outstanding at any time are all the Notes authenticated by the Trustee, except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Note does not cease to be outstanding because Sterling, a Subsidiary of Sterling or an Affiliate of Sterling holds such Note.

          If a Note is replaced pursuant to Section 2.07, it shall cease to be outstanding unless the Trustee receives proof satisfactory to it that such replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to
Section 2.07.

          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders of Notes on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) shall cease to be outstanding and interest thereon shall cease to accrue.

Section 2.09.  Temporary Notes and Certificated Notes.

          (a) Until definitive Notes are ready for delivery, Sterling may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have such variations as Sterling and the Trustee consider appropriate for temporary Notes. Without unreasonable delay, Sterling shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

          (b) The Global Note deposited with the Depository or with the Trustee as custodian for the Depository pursuant to Section 2.01 shall be transferred to the beneficial owners thereof in the form of certificated Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.06 and (i) the Depository notifies Sterling that it is unwilling or unable to continue as Depository for such Global Note or if at any time such Depository ceases to be a "clearing agency" registered under the Exchange Act and a successor depository is not appointed by Sterling within 90 days of such notice, (ii) an Event of Default has occurred and is continuing or (iii) Sterling, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Notes under this Indenture.

          (c) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depository to the Trustee to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Initial Notes of authorized denominations. Any portion of the Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depository shall direct. Any Initial Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by
Section 2.06(d), bear the restricted securities legend set forth in Exhibit A hereto.

          (d) Subject to the provisions of Section 2.09(c), the registered Holder of the Global Note may grant proxies and otherwise authorize any person, including agent members, participants and persons that may hold interests through agent members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

          (e)  In the event of the occurrence of any of the events specified in
Section 2.09(b), Sterling will promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form without interest coupons.

Section 2.10.  Cancellation.

          Sterling at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation, and shall destroy such canceled Notes (subject to the record retention requirement of the Exchange
Act), and, upon the request of Sterling, deliver a certificate of such destruction to Sterling, unless Sterling directs canceled Notes to be returned to them. Sterling may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.

Section 2.11.  Defaulted Interest.

          If Sterling defaults in a payment of interest on the Notes, Sterling shall pay such defaulted interest in any lawful manner. Sterling may pay such defaulted interest to the Persons who are Holders of the Notes on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Notes. Sterling shall fix or cause to be fixed any such special record date and payment date, and, at least 15 days prior to the special record date, Sterling shall mail or cause to be mailed to each Holder of a Note a notice that states such special record date, such related payment date and the amount of any such defaulted interest to be paid to Holders of the Notes.

Section 2.12.  CUSIP Number.

          Sterling in issuing the Notes may use a "CUSIP" number, and, if Sterling shall do so, the Trustee shall use such CUSIP number in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in such notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. Sterling will notify the Trustee of any change in a CUSIP number.


                                  ARTICLE III

                                   REDEMPTION

Section 3.01.  Notices to Trustee.

          If Sterling elects to redeem Notes pursuant to paragraph 5 of the Notes, Sterling shall notify the Trustee in writing of the redemption date, the principal amount of Notes to be redeemed and the paragraph of the Notes pursuant to which the redemption will occur.

          Sterling shall give each notice to the Trustee provided for in this
Section 3.01 at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from Sterling to the effect that such redemption will comply with the conditions herein. If fewer than all of the Notes are to be redeemed, the record date relating to such redemption shall be selected by Sterling and given to the Trustee, which record date shall not be less than 15 days after the date of notice to the Trustee.

Section 3.02.  Selection of Notes to be Redeemed.

          If fewer than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata, unless otherwise required by law or regulation (including regulation of The Depository Trust Company). The Trustee shall make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $1,000. Notes and portions of Notes the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify Sterling promptly of the Notes or portions of Notes to be redeemed.

Section 3.03.  Notice of Redemption.

          Sterling shall at least 30 days but not more than 60 days before a redemption date mail or cause to be mailed, by first class-mail, a notice of redemption to each Holder of Notes of which are to be redeemed.

           The notice shall identify the Notes to be redeemed and shall state:

           (i)  the redemption date;

           (ii) the redemption price,

          (iii) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed, and that after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued;

           (iv) the name and address of the Paying Agent;

           (v) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (vi) that, unless Sterling defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes called for redemption ceases to accrue on and after the redemption date;

          (vii) the paragraph of the Notes and/or the Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (viii) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

          At Sterling's request, at least five Business Days prior to the date upon which such notice is to be mailed unless the Trustee consents to a shorter period, the Trustee shall give the notice of redemption in Sterling's name and at Sterling's expense. In such event, Sterling shall provide the Trustee with the information required by this Section 3.03.

Section 3.04.  Effect of Notice of Redemption.

          Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption shall become due and payable on the redemption date and at the redemption price stated in such notice of redemption. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in such notice of redemption, plus accrued interest to the redemption date.
Failure to give notice to a Holder of a Note or any defect in any notice shall not affect the validity of any notice to any other Holder of a Note.

Section 3.05.  Deposit of Redemption Price.

          On or prior to any redemption date, Sterling shall deposit with the Paying Agent (or, if Sterling or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to Sterling any money deposited with the Trustee or the Paying Agent by Sterling in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which have been delivered by Sterling to the Trustee for cancellation.

Section 3.06.  Notes Redeemed in Part.

          Upon surrender of a Note that is redeemed in part, Sterling shall issue and the Trustee shall authenticate for the Holder of the Notes (at the expense of Sterling) a new Note equal in principal amount to the unredeemed portion of the Note surrendered.


                                   ARTICLE IV

                               CHANGE OF CONTROL

          (a) Upon the occurrence of a Change of Control (as defined below), each Holder of a Note shall have the right to require Sterling to repurchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest (if any) to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

           (b) The occurrence of any of the following events shall constitute a "Change of Control" under this Indenture:

           (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of Holdings; provided that the Permitted Holders "beneficially own" (as defined above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of Holdings than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of Holdings (for the purposes of this clause (i), (A) such other Person shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation"), if such other Person "beneficially owns" (as defined above), directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders "beneficially own" (as defined above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent corporation, and (B) the

    Permitted Holders shall be deemed to beneficially own any Voting Stock of a specified corporation held by any parent corporation so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent corporation);

           (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Holdings or Sterling (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Holdings or Sterling, as the case may be, was approved by a majority of the directors of Holdings or Sterling, as the case may be, then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Holdings or Sterling, as the case may be, then in office;

           (iii) the merger or consolidation of Holdings or Sterling with or into another Person or the merger of another Person (other than a Permitted Holder) with or into Holdings or Sterling, or the sale or transfer in one or a series of transactions of all or substantially all the assets of Holdings or Sterling to another Person (other than a Permitted Holder), and, in the case only of any such merger or consolidation, the securities of Holdings or Sterling that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of Holdings or Sterling are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation; or

           (iv) for so long as a holding company ownership structure is maintained over Sterling, Holdings shall hold less than a majority of the Capital Stock of Sterling (other than Preferred Stock of Sterling issued in accordance with the terms of this Indenture) or less than a majority of the Voting Stock of Sterling.

          (c) Within 30 days following any Change of Control, Sterling shall mail a notice to each Holder with a copy to the Trustee stating: (i) that a Change of Control has occurred and that such Holder has the right to require Sterling to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date);
(ii) the material circumstances and facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, each after giving effect to such Change of Control); (iii) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed in the event of a Change of Control); and (iv) the instructions determined by Sterling, consistent with the covenant described hereunder, that a Holder must follow in order to have its Notes purchased.

          (d) Sterling shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this
Article IV. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Article IV, Sterling shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Article IV by virtue thereof.


                                   ARTICLE V

                                   COVENANTS

Section 5.01.  Payment of Principal, Premium and Interest.

          Sterling shall duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of this Indenture and the Notes.

Section 5.02.  Maintenance of Office or Agency.

          Sterling shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon Sterling in respect of the Notes and this Indenture may be served. Sterling shall give prompt written notice to the Trustee of the location, and any change in such location, of such office or agency. If at any time Sterling shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          Sterling also from time to time may designate one or more additional offices or agencies where the Notes may be presented or surrendered for any or all such purposes and from time to time may rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve Sterling of its obligation to maintain an office or agency for such purposes. Sterling shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 5.03.  SEC Reports.

          So long as any of the Notes remain outstanding, Sterling shall cause copies of all quarterly and annual financial reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which Sterling is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, including without limitation, Forms 8-K, 10-Q and 10-K, to be filed with the Trustee and mailed to the Holders at their addresses appearing in the Note Register maintained by the Registrar, in each case, within 5 Business Days of filing with the SEC. If Sterling is not subject to the requirements of such Section 13 or 15(d) of the Exchange Act, Sterling shall nevertheless continue to file with the SEC, in conformity with Section 13 or Section 15(d) of the Exchange Act, and provide the Trustee and Holders of Notes with such annual and quarterly reports (without exhibits in the case of documents provided to the Trustee and Holders of Notes) and such information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which are specified in Section 13 or Section 15(d) of the Exchange Act, including without limitation, Forms 8-K, 10-Q and 10-K. Sterling shall also comply with the provisions of TIA Section 314(a).

Section 5.04.  Limitation On Debt.

          (a) Sterling shall not Incur, and shall not permit any Restricted Subsidiary to Incur, directly or indirectly, any Debt unless the Consolidated EBITDA Coverage Ratio at the date of such Incurrence exceeds 1.75 to 1.0 if such Debt is Incurred on or prior to August 15, 1998, or 2.0 to 1.0 if such Debt is Incurred thereafter.

          (b) Notwithstanding the foregoing paragraph (a), Sterling and its Restricted Subsidiaries may Incur the following Debt:

           (i) Debt Incurred pursuant to the Revolving Credit Provisions of the Credit Agreements or any other revolving credit facility which, when taken together with all letters of credit and the principal amount of all other Debt Incurred pursuant to this clause (i), does not exceed the greater of $100 million and the sum of (x) 65% of the gross book value of the inventory of Sterling and its Restricted Subsidiaries, and (y) 85% of the gross book value of the accounts receivable of Sterling and its Restricted Subsidiaries;

           (ii) Debt Incurred pursuant to the Term Loan Provisions of the Credit Agreements or any indenture or term loan provisions of any other credit or loan agreement which, when taken together with the principal amount of all other Debt Incurred pursuant to this clause (ii), does not exceed $350 million outstanding at any one time less the aggregate amount of all principal repayments of any such Debt actually made after the Issue Date (other than any such principal repayments made as a result of the Refinancing of any such Debt);

           (iii) Debt Incurred pursuant to the ESOP Loan Provisions of the Credit Agreements in an aggregate principal amount not to exceed $6.5 million outstanding at any one time less the aggregate amount of all principal repayments of any such Debt actually made after the Issue Date (other than any such principal repayments made as a result of the Refinancing of any such Debt);

           (iv) Debt of Sterling owed to and held by a Wholly Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock that results in such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any transfer of such Debt (other than to a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the issuance of such Debt by Sterling;

           (v) Debt of a Restricted Subsidiary incurred and outstanding on or prior to the date on which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by Sterling (other than Debt issued in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by Sterling);

           (vi) the Existing Subordinated Notes and the Notes;

           (vii) Debt outstanding on the Issue Date (other than Debt described in clause (i), clause (ii), clause (iii), clause (iv), clause (v) or clause
    (vi);

           (viii) Refinancing Debt in respect of Debt Incurred pursuant to paragraph (a) or pursuant to clause (vi) or clause (vii) or this clause
    (viii);

           (ix) Hedging Obligations; provided, that with respect to Interest Rate Agreements and Currency Agreements (if such Currency Agreements relate to Debt), only to the extent directly related to Debt permitted to be Incurred by Sterling pursuant to this Indenture; and

           (x) Debt in an aggregate principal amount which, together with all other Debt of Sterling and the Restricted Subsidiaries then outstanding (other than Debt permitted by clauses (i) through (ix) of this paragraph (b) or paragraph (a) above) does not exceed $25 million.

For purposes of determining compliance with this paragraph (b), (i) in the event that an item of Debt meets the criteria of more than one of the types of Debt described in paragraph (b), Sterling, in its sole discretion, will classify such item of Debt and only be required to include the amount and type of such Debt in one of the clauses of paragraph (b); and (ii) an item of Debt may be divided and classified in more than one of the types of Debt in paragraph (b).

          (c) Notwithstanding paragraph (a) and paragraph (b) above, Sterling shall not Incur any Debt if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations unless such Debt shall be subordinated to the Notes to at least the same extent as such Subordinated Obligations.

          (d) Notwithstanding paragraph (a) and paragraph (b) above, (i) Sterling shall not Incur any Debt if such Debt is subordinated or junior in ranking to any Senior Debt, unless such Debt is Senior Subordinated Debt or is expressly subordinated in right of payment to Senior Subordinated Debt; and (ii) Sterling shall not issue any Secured Debt which is not Senior Debt unless contemporaneously therewith effective provision is made to secure the Notes equally and ratably with such Secured Debt for so long as such Secured Debt is secured by a Lien.

Section 5.05.  Limitation On Restricted Payments.

           (a) Sterling shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to:

           (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving Sterling) or similar payment to the direct or indirect holders of its Capital Stock (except dividends or distributions payable solely in its Non-Convertible Capital Stock or in options, warrants or other rights to purchase its Non-Convertible Capital Stock and except dividends or distributions payable to Sterling or a Restricted Subsidiary), and other than pro rata dividends or other distributions made by a Restricted Subsidiary of Sterling that is not a Wholly Owned Subsidiary to minority shareholders (or owners of an equivalent interest in the case of a Restricted Subsidiary that is an entity other than a corporation);

           (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of Sterling, any direct or indirect parent of Sterling or a Restricted Subsidiary (other than such Capital Stock owned by Sterling or any Wholly Owned Subsidiary);

           (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition); or

           (iv) make any Investment in any Person (other than a Permitted Investment) (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment"), if at the time Sterling or such Restricted Subsidiary makes such Restricted Payment: (1) a Default shall have occurred and be continuing (or would result therefrom); (2) Sterling, after giving pro forma effect to such Restricted Payment, would not be permitted to Incur an additional $1.00 of Debt pursuant to Section 5.04(a); or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of: (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Existing Subordinated Notes were originally issued to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); provided, however, that if the Notes achieve an Investment Grade Rating during any fiscal quarter, the percentage for such fiscal quarter (and for any other fiscal quarter where, on the first day of such fiscal quarter, the Notes shall have an Investment Grade Rating) will be 100% of Consolidated Net Income during such fiscal quarter; provided, further, however, that if such Restricted Payment is to be made in reliance upon an additional amount permitted pursuant to the immediately preceding proviso, the Notes must have an Investment Grade Rating at the time such Restricted Payment is declared or, if not declared, made; (B) the aggregate Net Cash Proceeds received by Sterling from the issue or sale of its Capital Stock (other than Redeemable Stock or Exchangeable Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary or an employee stock ownership plan or similar trust);
    (C) the aggregate Net Cash Proceeds received by Sterling from the issue or sale of its Capital Stock (other than Redeemable Stock or Exchangeable Stock) to an employee stock ownership plan subsequent to the Issue Date; provided, however, that if such employee stock ownership plan issues any Debt, such aggregate amount shall be limited to an amount equal to any increase in the Consolidated Net Worth of Sterling resulting from principal repayments made by such employee stock ownership plan with respect to Debt issued by it to finance the purchase of such Capital Stock; (D) the amount by which Debt of Sterling is reduced on Sterling's balance sheet upon the conversion or exchange (other than by a Subsidiary) subsequent to the Issue Date, of any Debt of Sterling convertible or exchangeable for Capital Stock (other than Redeemable Stock or Exchangeable Stock) of Sterling (less the amount of any cash, or other property, distributed by Sterling upon such conversion or exchange); (E) an amount equal to the sum of (x) the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances or other transfers of assets, in each case to Sterling or any Restricted Subsidiary from Unrestricted Subsidiaries, and (y) the portion (proportionate to Sterling's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by Sterling or any Restricted Subsidiary in such Unrestricted Subsidiary; (F) to the extent not covered in sub-clauses
    (A) through (E) of this clause (iv)(3), the aggregate net cash proceeds received after the date of the Existing Subordinated Notes Indenture by Sterling as capital contributions (other than from any of its Restricted Subsidiaries); and (G) $5 million; provided, however, that, to the extent used, such $5 million shall reduce the amount available for Investments pursuant to clause (xii) of the definition of "Permitted Investments"; and provided, further, however, that the amounts available under this sub-clause
    (G) and under clause (xi) of the definition of "Permitted Investments" shall in no event exceed $10 million in the aggregate.

           (b) The provisions of the foregoing paragraph (a) shall not prohibit:

           (i) any purchase or redemption of Capital Stock or Subordinated Obligations of Sterling made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of Sterling (other than Redeemable Stock or Exchangeable Stock of Sterling and other than Capital Stock of Sterling issued or sold to a Subsidiary or an employee stock ownership plan); provided, however, that (1) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments, and (2) the Net Cash Proceeds from such sale shall be excluded from clause
    (iv)(3)(B) and clause (iv)(3)(C) of paragraph (a) above;

           (ii) any purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of Sterling made by exchange for, or out of the proceeds of the substantially concurrent sale of, Debt of Sterling which is permitted to be Incurred pursuant to Section 5.04; provided, however, that such purchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

           (iii) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted under Section 5.07; provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

           (iv) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this provision; provided, however, that at the time of declaration of such dividend, no other Default shall have occurred and be continuing (or would result therefrom); and provided, further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

           (v) the declaration or payment of any dividend on shares of Sterling's common stock so long as (1) Sterling would be permitted immediately after giving pro forma effect to such declaration or payment to Incur an additional $1.00 of Debt pursuant to Section 5.04(a), (2) such declaration or payment is made immediately prior to a date on which cash interest is required to be paid on the Discount Notes, and (3) the full amount of such payment is applied by Holdings on such date as payment of such cash interest on the Discount Notes; provided that such dividend shall be included in the calculation of the amount of Restricted Payments;

           (vi) payments to the ESOP on behalf of the employees of Holdings or its Subsidiaries; provided, however, that all such payments by Sterling and its Subsidiaries may not exceed, during any fiscal year, 10% of the aggregate compensation expense during such fiscal year attributable to employees of Holdings and its Subsidiaries who are eligible to participate in the ESOP;

           (vii) a payment to Holdings to pay its operating and administrative expenses, including, without limitation, directors fees, legal and audit expenses, SEC compliance expenses, and corporate franchise and other taxes, in an amount not to exceed the greater of $2.0 million per fiscal year and 0.2% of revenues of Sterling for the preceding fiscal year; provided, however, that such amount shall be excluded in the calculation of the amount of Restricted Payments;

           (viii) a payment by Sterling to Holdings or to the ESOP or directly by Sterling to be used to repurchase common stock of Holdings distributed to participants and beneficiaries of the ESOP as required by and in accordance with the ESOP as in effect on the Issue Date and Section 409(h)(1)(B) of the Code and the regulations thereunder; provided, however, that such amount shall be excluded in the calculation of the amount of Restricted Payments;

           (ix) a payment by Sterling to Holdings or the ESOP, or directly by Sterling, to be used to repurchase, redeem, acquire or retire for value any Capital Stock of Holdings pursuant to any stockholder's agreement, management equity subscription plan or agreement, stock option plan or agreement or employee benefit plan in effect as of the Issue Date or such employee plan or agreement or employee benefit plan as may be adopted by Sterling or Holdings from time to time; provided, however, that the aggregate price paid for all Capital Stock repurchased, redeemed, acquired or retired by Sterling or on behalf of Holdings or Sterling shall not exceed $5 million in any fiscal year; provided, further, however, that such amount, to the extent related to the ESOP, shall be excluded in the calculation of Restricted Payments;

           (x) a payment to Holdings pursuant to the tax sharing agreement as the same may be amended from time to time in a manner not materially adverse to Sterling; provided, however, that such amount shall be excluded in the calculation of the amount of Restricted Payments;

           (xi) any payment to Holdings to permit Holdings to make payments for advisory services owed pursuant to the engagement letter dated as of April 23, 1996, by and between STX Acquisition Corp. and The Sterling Group, Inc.; provided, however, that such amount shall be excluded in the calculation of the amount of Restricted Payments; and

           (xii) a payment to Holdings to permit Holdings to comply with the terms of the Discount Notes Indenture relating to the application of proceeds from an Asset Disposition (relating to the sale or disposition of property by Sterling) as defined in such Discount Notes Indenture; provided, however, that such amount shall be excluded in the calculation of the amount of Restricted Payments.

Section 5.06. Limitation On Restrictions On Distributions from Restricted Subsidiaries.

          Sterling shall not, and shall not permit any Restricted Subsidiary to, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

           (i) pay dividends or make any other distributions on its Capital Stock or pay any Debt or other obligation owed to Sterling,

           (ii) make any loans or advances to Sterling or

           (iii)  transfer any of its property or assets to Sterling, except:

                (1) any encumbrance or restriction pursuant to an agreement in effect on the Issue Date or pursuant to the issuance of the Notes;

                (2) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Debt Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by Sterling (other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by Sterling) and outstanding on such date;

                (3) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Debt Incurred pursuant to an agreement referred to in clause (iii)(1) or clause (iii)(2) or contained in any amendment to an agreement referred to in clause (iii)(1) or clause
           (iii)(2); provided, however, that the encumbrances and restrictions contained in any of such refinancing agreement or amendment are no less favorable to the Holders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such agreements;

                (4) any such encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or other customary non-assignment provisions in contracts (other than contracts that constitute Debt) entered into the ordinary course of business to the extent such provisions restrict the transfer of the assets subject to such contracts;

                (5) in the case of this clause (iii), restrictions contained in security agreements or mortgages securing Debt of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages;

                (6) encumbrances or restrictions imposed by operation of applicable law; and

                (7) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition.

Section 5.07.  Limitation On Sales of Assets and Subsidiary Stock.

          (a) Sterling shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless

           (i) Sterling or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition and at least 85% of the consideration thereof received by Sterling or such Restricted Subsidiary is in the form of cash or cash equivalents, and

           (ii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by Sterling (or such Restricted Subsidiary, as the case may be):

           (1) FIRST, to the extent Sterling elects (or is required by the terms of any Senior Debt), to prepay, repay or purchase Senior Debt or Debt (other than any Redeemable Stock) of a Wholly Owned Subsidiary (in each case other than Debt owed to Sterling or an Affiliate of Sterling or Holdings) within 180 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

           (2) SECOND, to the extent of the balance of such Net Available Cash after application in accordance with clause (ii)(1) above, at Sterling's election to the investment by Sterling, any Wholly Owned Subsidiary or the Restricted Subsidiary making such Asset Disposition in assets to replace the assets that were the subject of such Asset Disposition or an asset that (as determined by the Board of Directors) will be used in the business of Sterling, the Wholly Owned Subsidiaries or the Restricted Subsidiary making such Asset Disposition existing on the date of original issuance of the Notes or in businesses reasonably related thereto, in each case within the later of one year from the date of such Asset Disposition or the receipt of such Net Available Cash;

           (3) THIRD, to the extent of the balance of such Net Available Cash after application in accordance with clause (ii)(1) and clause (ii)(2), to make an offer to purchase Notes (and any other Senior Subordinated Debt of Sterling designated by Sterling) pursuant to and subject to the conditions contained in this Indenture; and

           (4) FOURTH, to the extent of the balance of such Net Available Cash after application in accordance with clause (ii)(1), clause (ii)(2) and clause (ii)(3), to (A) the acquisition by Sterling, any Wholly Owned Subsidiary or the Restricted Subsidiary making such Asset Disposition of Tangible Property, or (B) the prepayment, repayment or purchase of Debt (other than any Redeemable Stock) of Sterling or Debt of any Restricted Subsidiary (in either case other than Debt owed to Sterling or an Affiliate of Sterling), in each case within one year from the later of the receipt of such Net Available Cash and the date the offer described in paragraph (b) below is consummated;

provided, however, that in connection with any prepayment, repayment or purchase of Debt pursuant to clause (ii)(1), clause (ii)(3) or clause (ii)(4) of this paragraph (a), Sterling shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this paragraph, Sterling and its Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this paragraph except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this paragraph exceeds $20 million. Pending application of Net Available Cash pursuant to this paragraph, such Net Available Cash shall be invested in Temporary Cash Investments.

          For the purposes of this Section 5.07, the following are deemed to be cash or cash equivalents: (x) the express assumption of Debt of Sterling or any Restricted Subsidiary and the release of Sterling or such Restricted Subsidiary from all liability on such Debt in connection with such Asset Disposition, and
(y) securities received by Sterling or any Restricted Subsidiary from the transferee that are converted by Sterling or such Restricted Subsidiary into cash within 90 days of the receipt of such securities. The 85% limitation referred to in the previous paragraph shall not apply to any Asset Disposition in which the cash portion of the consideration received therefor, determined in accordance with the previous sentence, is equal to or greater than what the after-tax proceeds would have been had such Asset Disposition complied with such 85% limitation.

          (b) In the event of an Asset Disposition that requires the purchase of the Notes (and other Senior Subordinated Debt) pursuant to clause (a)(ii)(3) above, Sterling will be required to purchase Notes tendered pursuant to an offer by Sterling for the Notes (and other Senior Subordinated Debt) at a purchase price of 100% of their principal amount (without premium) plus accrued but unpaid interest (or, in respect of such other Senior Subordinated Debt, such lesser price, if any, as may be provided for by the terms of such Senior Subordinated Debt) in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. If the aggregate purchase price of Notes (and any other Senior Subordinated Debt) tendered pursuant to such offer is less than the Net Available Cash allotted to the purchase thereof, Sterling will be required to apply the remaining Net Available Cash in accordance with clause (a)(ii)(4) above. Sterling shall not be required to make such an offer to purchase Notes (and other Senior Subordinated Debt) pursuant to this Section 5.07 if the Net Available Cash available therefor is less than $10 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to any subsequent Asset Disposition).

          To the extent that any or all of the Net Available Cash of any Foreign Asset Sale is prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Available Cash so affected shall not be required to be applied at the time provided above, but may be retained by the applicable Restricted Subsidiary (and invested in accordance with the last sentence of the first paragraph of paragraph (a) above) so long, but only so long, as the applicable local law will not permit repatriation to the United States. Sterling shall agree to cause the applicable Restricted Subsidiary to promptly take all actions required by the applicable local law to permit such repatriation. Once such repatriation of any of such affected Net Available Cash is permitted under the applicable local law, such repatriation shall be immediately effected and such repatriated Net Available Cash will be applied in the manner described in this Section 5.07.

          (c) Sterling shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this
Section 5.07. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 5.07, Sterling shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this clause by virtue thereof.

Section 5.08.  Limitation On Transactions with Affiliates.

          (a) Sterling shall not, and shall not permit any Restricted Subsidiary to, conduct any business or enter into any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Holdings or Sterling (an "Affiliate Transaction") unless:

           (i) the terms of such Affiliate Transaction are (1) set forth in writing, and (2) as favorable to Sterling or such Restricted Subsidiary as terms that would be obtainable at the time for a comparable transaction or series of related transactions in arm's length dealings with an unrelated third Person,

           (ii) if such Affiliate Transaction involves an amount in excess of $2.5 million, the disinterested members of the Board of Directors have, by resolution, determined in good faith that such Affiliate Transaction meets the criteria set forth in clause (i)(2) above, and

           (iii) if such Affiliate Transaction involves an amount in excess of $7.5 million, such Affiliate Transaction is determined by an Independent Financial Advisor to be fair from a financial standpoint to Sterling or its Restricted Subsidiary, as the case may be.

          The foregoing requirements shall not be applicable to (x) contracts with Koch Capital Services, Inc. or its affiliates in the ordinary course of business on terms as favorable to Sterling or the relevant Restricted Subsidiary as would be obtainable at the time for a comparable transaction in arm's length dealings with an unrelated third Person, or (y) any purchase or supply contracts in the ordinary course of business on terms as favorable to Sterling or the relevant Restricted Subsidiary as would be obtainable at the time for a comparable transaction in arm's length dealings with an unrelated third Person; provided, however, that the Board of Directors shall, not later than the 60th day after the end of each six-month period following the Issue Date, have reviewed such contracts and determined that such contracts meet the criteria set forth in this sub-clause (y).

           (b) The provisions of the foregoing paragraph (a) shall not prohibit:

           (i) any Restricted Payment or Permitted Investment permitted to be paid pursuant to the covenant described in Section 5.05;

           (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors or the board of directors of the relevant Restricted Subsidiary;

           (iii) loans or advances to employees in the ordinary course of business, but in any event not to exceed $2 million in the aggregate outstanding at any one time;

           (iv) the payment of reasonable and customary fees to directors of Sterling and its Restricted Subsidiaries who are not employees of Sterling or its Restricted Subsidiaries;

           (v) any transaction between Sterling and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries;


           (vi) indemnification payments to directors and officers of Sterling in accordance with applicable state laws.

Section 5.09. Limitation On the Sale or Issuance of Capital Stock of Restricted Subsidiaries.

          Sterling shall not sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock except:

           (i) to Sterling or a Wholly Owned Subsidiary;

          (ii) if, immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary remains a Restricted Subsidiary; or

          (iii) if all shares of Capital Stock of such Restricted Subsidiary are sold or otherwise disposed of; provided, however, that in connection with any sale pursuant to this clause (iii), Sterling may retain no more than 10% of the outstanding Capital Stock of the Restricted Subsidiary being sold as a portion of the purchase price in connection with such sale.

          In connection with any such sale or disposition of Capital Stock, Sterling or any such Restricted Subsidiary shall comply with Section 5.07.

Section 5.10.  Compliance Certificates.

          Sterling shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of Sterling and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether Sterling has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such Officers' Certificate, that to the best of his or her knowledge Sterling has kept, observed, performed and fulfilled each covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto). Sterling shall also comply with TIA
Section 314(a)(4).

Section 5.11.  Further Instruments and Acts.

          Upon request of the Trustee, Sterling will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                                 ARTICLE VI

                                   SUCCESSORS

Section 6.01.  When Sterling May Merge or Transfer Assets.

          Sterling shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person, unless:

          (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not Sterling) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Trustee, in form acceptable to the Trustee, all the obligations of Sterling under the Notes and this Indenture;

          (ii) immediately after giving effect to such transaction (and treating any Debt which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

          (iii) immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Debt pursuant to
Section 5.04(a);

          (iv) immediately after giving effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of Sterling prior to such transaction minus any costs incurred in connection with such transaction; and

          (v) Sterling shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the terms of this Indenture.

Section 6.02.  Successor Company Substituted.

          The Successor Company shall be the successor to Sterling and shall succeed to, and be substituted for, and may exercise every right and power of, Sterling under this Indenture, but the predecessor Person in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Notes.

                                 ARTICLE VII

                             DEFAULTS AND REMEDIES

Section 7.01.  Events of Default.

           Each of the following shall constitute an "Event of Default":

          (i) Sterling defaults in any payment of interest on any Note when the same becomes due and payable, whether or not such payment shall be prohibited by
Article XI, and such default continues for a period of 30 days;

          (ii) Sterling defaults in the payment of the principal of any Note when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration, upon required repurchase or otherwise, whether or not such payment shall be prohibited by Article XI;

          (iii) Sterling fails to comply with Article VI;

          (iv) Sterling fails to comply for 30 days after the notice specified in this Section 7.01 with any of its obligations contained in Article IV (other than a failure to purchase Notes), Section 5.03, Section 5.04, Section 5.05,
Section 5.06, Section 5.07 (other than a failure to purchase Notes), Section 5.08, Section 5.09 or Section 5.10;

          (v) Sterling fails to comply with any of its agreements in the Notes or this Indenture (other than those referred to in clause (i), clause (ii), clause (iii) or clause (iv) of this Section 7.01) and such failure continues for 60 days after the notice specified in this Section 7.01;

          (vi) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Debt for money borrowed by Sterling or any of its Subsidiaries (or the payment of which is Guaranteed by Sterling or any of its Subsidiaries) whether such Debt or Guarantee now exists, or is created after the date of this Indenture, which default (1) is caused by failure to pay principal of or premium, if any, or interest on such Debt prior to the expiration of the grace period provided in such Debt on the date of such default ("Payment Default"), or (2) results in the acceleration of such Debt prior to its express maturity and, in each case, the principal amount of any such Debt, together with the principal amount of any other such Debt under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more;

          (vii) Sterling or any Significant Subsidiary of Sterling pursuant to or within the meaning of Bankruptcy Law: (1) commences a voluntary case, (2) consents to the entry of an order for relief against it in an involuntary case,
(3) consents to the appointment of a Custodian of it or for all or substantially all of its property; or (4) makes a general assignment for the benefit of its creditors;

          (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (1) is for relief against Sterling or any Significant Subsidiary of Sterling in an involuntary case, (2) appoints a Custodian of Sterling or any Significant Subsidiary of Sterling or for all or substantially all of the property of Sterling or any Significant Subsidiary of Sterling, or (3) orders the liquidation of Sterling or any Significant Subsidiary of Sterling, and the order or decree remains unstayed and in effect for 60 consecutive days; and

          (ix) any final non-appealable judgment or decree not covered by insurance or as to which the insurance carrier has denied responsibility for the payment of money in excess of $10 million is rendered against Sterling or a Significant Subsidiary and is not discharged and there is a period of 60 days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed.

          A Default under clause (iv) or clause (v) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Notes notify Sterling of the Default and Sterling does not cure such Default within the time specified after receipt of such notice.

          The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

          Sterling shall deliver to the Trustee, within 30 days after the occurrence thereof, an Officers' Certificate of any Event of Default pursuant to clause (iii), clause (iv), clause (v), clause (vi), clause (vii), clause (viii) or clause (ix) and any event which with the giving of notice or the lapse of time would become an Event of Default, its status and what action Sterling is taking or proposes to take in respect thereof.

Section 7.02.  Acceleration.

          If an Event of Default (other than an Event of Default specified in clause (vii) or clause (viii) of Section 7.01) occurs and is continuing, the Trustee by notice to Sterling, or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes by written notice to Sterling and the Trustee, may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable (collectively, the "Default Amount"). Upon such a declaration, the Default Amount shall be due and payable immediately. Notwithstanding the foregoing, in case of an Event of Default specified in clause (vii) or clause (viii) of Section 7.01, all outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of the Notes. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

Section 7.03.  Other Remedies.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes and this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any such Notes in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon any Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in such Event of

Default. No remedy shall be exclusive of any other remedy. All remedies shall be cumulative to the extent permitted by law.

Section 7.04.  Waiver of Past Defaults.

          Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default and its consequences, except (i) a Default in the payment of the principal of, premium, if any, or interest on, the Notes; or
(ii) a Default in respect of a provision that under Section 10.02 cannot be amended without the consent of each Holder affected thereby. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 7.05.  Control by Majority.

          Holders of a majority in principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the terms of this Indenture or if, subject to Section 8.01, the Trustee reasonably determines that such action, if taken, would be unduly prejudicial to the rights of other Holders of Notes or may involve the Trustee in personal liability.

Section 7.06.  Limitation On Suits.

          Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes, unless:

            (i) such Holder has previously given the Trustee notice that an Event of Default is continuing;

            (ii) Holders of at least 25% in principal amount of the Notes then outstanding have requested the Trustee to pursue the remedy;

           (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

            (iv) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

            (v) Holders of a majority in principal amount of the Notes then outstanding have not given the Trustee a direction inconsistent with such request within such 60-day period.

          A Holder of a Note shall not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 7.07.  Unconditional Right of Holders of Notes to Receive Payment.

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on such Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of any such Holder of a Note.

Section 7.08.  Collection Suit by Trustee.

          If an Event of Default specified in Section 7.01(i) or Section 7.01(ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against Sterling for the entire amount then due and owing, plus the amounts provided for in Section 8.07.

Section 7.09.  Trustee May File Proofs of Claim.

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders of the Notes allowed in any judicial proceedings relative to Sterling, Sterling's creditors or Sterling's property, and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders of Notes in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder of a Note to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to Trustee under Section 8.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Note any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder of a Note thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Note in any such proceeding.

Section 7.10.  Priorities.

           If the Trustee collects any money pursuant to this Article VII, it shall pay out the money in the following order:

           (i) FIRST:  to the Trustee for amounts due to it under Section 8.07;

           (ii) SECOND:  to holders of Senior Debt to the extent required by
    Article XI;

           (iii) THIRD: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

           (iv) FOURTH:  to Sterling.

           The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 7.10.

Section 7.11.  Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.11 shall not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 7.07, or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

Section 7.12.  Waiver of Stay, Extension and Usury Laws.

          Sterling (to the extent that it may lawfully do so) shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and Sterling (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                                  ARTICLE VIII

                                    TRUSTEE

Section 8.01.  Duties of Trustee.

          (a) If an Event of Default of which a Responsible Officer of the Trustee is aware has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

           (b) Except during the continuance of an Event of Default of which a Responsible Officer of the Trustee is aware:

              (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

              (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee shall not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct or bad faith, except that:

              (i) this paragraph does not limit the effect of paragraph (b) of this Section 8.01;

              (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

              (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with a direction received by it pursuant to Section 7.05.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraph
(a), paragraph (b) and paragraph (c) of this Section 8.01.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with Sterling.

           (g) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 8.01 and to the provisions of the TIA.

Section 8.02.  Rights of Trustee.

          (a) The Trustee may rely upon any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.

          (b) Before the Trustee acts or refrains from taking any act, the Trustee may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in reliance on such Officers' Certificate or such Opinion of Counsel.

          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent; provided, however, that any such agent is appointed by the Trustee with due care.

          (d) The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith which it reasonably believes to be authorized or within its rights or powers conferred upon it by this Indenture; provided, however, that the Trustee's conduct does not constitute negligence, willful misconduct or bad faith.

          (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by the Trustee hereunder in good faith and in accordance with the advice or opinion of such counsel.

Section 8.03.  Individual Rights of Trustee.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with Sterling or any Affiliate of Sterling with the same rights as it would have if the Trustee were not the Trustee hereunder. However, in the event the Trustee acquires any conflicting interest in accordance with the TIA it must eliminate such conflicting interest within 90 days, apply to the SEC for permission to continue as Trustee or resign. Any Paying Agent, Registrar or co-registrar may do the same with like rights. The Trustee shall at all times remain subject to Section 8.10 and
Section 8.11.

Section 8.04.  Trustee's Disclaimer.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for Sterling's use of the proceeds of the Notes and it shall not be responsible for any statement contained herein or any statement contained in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than the Trustee's certificates of authentication.

Section 8.05.  Notice of Default.

          If a Default occurs and is continuing and if such Default is known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder of a Note a notice of such Default within 90 days (or such shorter period as may be required by applicable law) after such Default occurs. Except in the case of a Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 8.06.  Reports by Trustee to Holders of Notes.

          Within 60 days after each May 15, beginning with May 15 following the date of this Indenture, the Trustee shall mail to Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) to the extent such a report is required by TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b).

          A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to Sterling and filed with the SEC and each stock exchange on which the Notes may be listed. Sterling shall promptly notify the Trustee upon the Notes being listed on any stock exchange and any delisting thereof.

Section 8.07.  Compensation and Indemnity.

          Sterling shall pay to the Trustee from time to time reasonable compensation for the Trustee's acceptance of this Indenture and its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. Sterling shall reimburse the Trustee for all reasonable out-of-pocket expenses incurred or made by it in the course of its services hereunder. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts.

          Sterling shall indemnify the Trustee against any and all loss, liability or reasonable expense incurred by it in connection with the administration of this trust and the performance of its duties under this Indenture, except any such loss, liability or expense attributable to the negligence, willful misconduct or bad faith of the Trustee.

          The Trustee shall notify Sterling promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify Sterling shall not relieve Sterling of its obligations hereunder except to the extent that Sterling may be materially prejudiced by such failure. Sterling shall defend the claim and the Trustee shall cooperate in the defense of such claim. The Trustee may have separate counsel and Sterling shall pay the reasonable fees and expenses of such counsel. Sterling need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own negligence, willful misconduct or bad faith. Sterling need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

          Sterling's payment obligations under this Section 8.07 shall survive the satisfaction and discharge of this Indenture.

          To secure Sterling's payment obligations under this Section 8.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except such money or property that is held by it in trust for the benefit of Holders of Notes to pay principal and interest on particular Notes.

          If the Trustee shall incur expenses after the occurrence of a Default specified in Section 7.01(vii) or Section 7.01(viii), such expenses (including the reasonable fees and expenses of its agents and counsel) are intended to constitute expenses of administration under Bankruptcy Law.

Section 8.08.  Replacement of Trustee.

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 8.08.

          The Trustee may resign at any time and be discharged from the trust hereby created by so notifying Sterling in writing. The Holders of Notes of not less than a majority in principal amount of the Notes then outstanding may remove the Trustee by so notifying the Trustee and Sterling in writing. Sterling shall remove the Trustee if:

           (i) the Trustee fails to comply with Section 8.10;

           (ii) the Trustee is adjudged bankrupt or insolvent;

           (iii) a Custodian or other public officer takes charge of the Trustee or its property; or

           (iv) the Trustee otherwise becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), Sterling shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by Sterling.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, Sterling or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee after written request by any Holder of a Note who has been a Holder of a Note for at least six months fails to comply with Section 8.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Any successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to Sterling. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all of the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Note. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 8.07. Notwithstanding replacement of the Trustee pursuant to this
Section 8.08, Sterling's obligations under Section 8.07 shall continue for the benefit of the retiring Trustee.

Section 8.09.  Successor Trustee by Merger, Etc.

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee entity without any further act shall constitute the successor Trustee; provided, however, that such entity shall be otherwise qualified and eligible under this Article VIII.

          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Notes so authenticated, and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

Section 8.10.  Eligibility; Disqualification.

          This Indenture at all times shall have a Trustee which satisfies the requirements of TIA 310(a). Trustee shall be a corporation organized and doing business under the laws of the United States of America or of any State thereof authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by federal or state authority and shall have a combined capital and surplus of at least $50 million as set forth in its most recently published annual report of condition. The Trustee shall be subject to TIA Section 310(b).

Section 8.11.  Preferential Collection of Claims Against Sterling.

          The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee which has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


                                   ARTICLE IX

                       DISCHARGE OF INDENTURE; DEFEASANCE

Section 9.01.  Discharge of Liability on Notes; Defeasance.

          (a) When (i) Sterling delivers to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.07) for cancellation; or (i) all outstanding Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article III of this Indenture and Sterling irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Notes including interest thereon to maturity or such redemption date (other than Notes replaced pursuant to Section 2.07), and if in either case Sterling pays all other sums payable hereunder by Sterling, then this Indenture shall, subject to Section 9.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of Sterling accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of Sterling.

          (b) Subject to Section 9.01(c) and Section 9.02, Sterling at any time may terminate (i) all of Sterling obligations under the Notes and this Indenture ("legal defeasance"); or (ii) its obligations under Article IV, Section 5.02,
Section 5.03, Section 5.04, Section 5.05, Section 5.06, Section 5.07, Section 5.08, Section 5.09, Section 5.10, Section 5.11, Section 6.01(iii), Section 6.01(iv), Section 7.01(iv), Section 7.01(vi), Section 7.01(vii) (with respect only to Significant Subsidiaries), Section 7.01(viii) (with respect only to Significant Subsidiaries) and Section 7.01(ix) ("covenant defeasance").
Sterling may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

          If Sterling exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If Sterling exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 7.01 (iv),
Section 7.01(vi), Section 7.01(vii) (with respect only to Significant Subsidiaries), Section 7.01(viii) (with respect only to Significant Subsidiaries), Section 7.01(ix) or the failure of Sterling to comply with
Article IV.

          Upon satisfaction of the conditions set forth herein and at the request of Sterling, the Trustee shall acknowledge in writing the discharge of those obligations of Sterling terminated thereby.

          (c) Notwithstanding clause (a) and clause (b) above, Sterling's obligations contained in Section 2.03, Section 2.04, Section 2.05, Section 2.06,
Section 2.07, Section 8.07, Section 8.08 and this Article IX shall survive until the Notes have been paid in full. Thereafter, Sterling's obligations contained in Section 8.07, Section 9.04 and Section 9.05 shall survive.

Section 9.02.  Conditions to Defeasance.

           Sterling may exercise its legal defeasance option or its covenant defeasance option only if:

           (i) Sterling irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Notes to maturity or redemption, as the case may be;

           (ii) Sterling delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Notes to maturity or redemption, as the case may be;

           (iii) 91 days pass after the deposit is made and during the 91-day period no Default specified in Section 7.01(vii) or Section 7.01(viii) in either case with respect to Sterling occurs which is continuing at the end of the period;

           (iv) the deposit does not constitute a default under any other agreement binding on Sterling and is not prohibited by Article XI;

           (v) Sterling delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the U.S. Investment Company Act of 1940, as amended;

           (vi) in the case of the legal defeasance option, Sterling shall have delivered to the Trustee an Opinion of Counsel in the United States stating that (1) Sterling has received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable U.S. Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

           (vii) in the case of the covenant defeasance option, Sterling shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Holders of Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

           (viii) Sterling delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article IX have been complied with.

          Before or after a deposit, Sterling may make arrangements satisfactory to the Trustee for the redemption of the Notes at a future date in accordance with Article III.

Section 9.03.  Application of Trust Money.

          The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article IX. The Trustee shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of, and premium, if any, and interest on, the Notes.

Section 9.04.  Repayment to Sterling.

          The Trustee and the Paying Agent shall promptly turn over to Sterling upon request any excess money or securities held by them at any time.

          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to Sterling upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders of Notes entitled to the money shall look to Sterling for payment as general creditors.

Section 9.05.  Indemnity for Government Obligations.

          Sterling shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

Section 9.06.  Reinstatement.

          If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article IX by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, Sterling's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article IX until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article IX; provided, however, that, if Sterling has made any payment of interest on or principal of any of the Notes because of the reinstatement of its obligations, Sterling shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                 ARTICLE X

                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 10.01.  Without Consent of Holders of Notes.

           Sterling and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

           (i) to cure any ambiguity, omission, defect or inconsistency;

           (ii) to provide for the assumption of Sterling's obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to
    Article VI;

           (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

           (iv) to add guarantees with respect to the Notes;

           (v) to add to the covenants of Sterling and its Subsidiaries hereunder for the benefit of the Holders of Notes or to surrender any right or power conferred upon Sterling;

           (vi) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the rights hereunder of any Holder of a Note; or

           (vii) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

          Upon the request of Sterling accompanied by a resolution of the Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 10.06, the Trustee shall join with Sterling in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be contained therein, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

          After an amendment, supplement or waiver under this Section 10.01 becomes effective, Sterling shall mail to the Holders of Notes affected thereby a notice briefly describing any such amendment, supplement or waiver. Any failure of Sterling to mail such notice, or any defect therein, shall not in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Section 7.04 and Section 7.07, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance by Sterling in any particular instance with any provision of this Indenture or the Notes.

Section 10.02.  With Consent of Holders of Notes.

          Sterling and the Trustee may amend or supplement this Indenture, the Notes or any amended or supplemental Indenture with the written consent of the Holders of Notes of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default and its consequences or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each Holder of a Note affected, any amendment, supplement or waiver may not:

           (i) reduce the amount of Notes the Holders of which must consent to an amendment;

           (ii) reduce the rate of or extend the time for payment of interest on any Note;

           (iii) reduce the principal of or extend the Stated Maturity of any Note (except that Sterling's obligations to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the prior written consent of the Holders of a majority in principal amount of the Notes);

           (iv) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed in accordance with Article III;

           (v) make any Notes payable in money other than that stated in the Note;

           (vi) impair the right of any Holder of a Note to receive payment of, principal of and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

           (vii) make any change in Section 7.04 or Section 7.07 or the second sentence of this Section 10.02; or

           (viii) make any change in any material provision of Article XI that adversely affects the interests of any Holder of a Note.


          Upon the request of Sterling accompanied by a resolution of the Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory with the Trustee of the consent of the Holders of Notes as aforesaid and upon receipt by the Trustee of the documents described in Section 10.06, the Trustee shall join with Sterling in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

          It shall not be necessary for the consent of the Holders of Notes under this Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 10.02 becomes effective, Sterling shall mail to the Holders of Notes affected thereby a notice briefly describing any such amendment, supplement or waiver. Any failure of Sterling to mail such notice, or any defect therein, shall not in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Section 7.04 and Section 7.07, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance by Sterling in any particular instance with any provision of this Indenture or the Notes.

Section 10.03.  Compliance with Trust Indenture Act.

          Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

Section 10.04.  Revocation and Effect of Consents and Waivers.

          Until an amendment, supplement or waiver becomes effective, a consent to such amendment, supplement or waiver by a Holder of a Note is a continuing and binding consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same Debt as the consenting Holder's Note, even if a notation of the consent or waiver is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver shall become effective in accordance with its terms and thereafter shall bind every Holder of a Note.

          Sterling may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Notes entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, such Persons which were Holders of Notes at such record date (or their duly designated proxies), and only such Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders of Notes after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

Section 10.05.  Notation On or Exchange of Notes.

          If an amendment or supplement changes the terms of a Note, the Trustee may require the Holder of such Note to deliver such Note to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder of such Note. Alternatively, if Sterling or the Trustee so determines, Sterling in exchange for such Note shall issue and the Trustee shall authenticate a new Note that reflects such changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment or supplement.

Section 10.06.  Trustee to Sign Amendments, Etc.

          The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article X if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment or supplement the Trustee shall be entitled to receive, and (subject to Section 8.01) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that such amendment or supplement is authorized or permitted pursuant to this Indenture. Sterling shall not sign any amendment or supplemental Indenture until the Board of Directors approves any such amendment or supplemental Indenture.

Section 10.07.  Payment for Consents.

          Sterling shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Note for or as an inducement to any consent, amendment, supplement or waiver with respect to any term or provision of this Indenture or the Notes, unless such consideration is offered to be paid or agreed to be paid to all Holders of Notes that consent, waive or agree to amend or supplement in the time frame set forth in the solicitation documents relating to any such consent, waiver or agreement to amend or supplement.


                                   ARTICLE XI

                             SUBORDINATION OF NOTES

Section 11.01. Notes Subordinate to Senior Debt; Notes Pari Passu with Senior Subordinated Debt.

          Sterling covenants and agrees, and each Holder of a Note, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article XI, the payment of the principal of and premium, if any, and interest on each and all of the Notes are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Debt of Sterling. All provisions of this Article XI shall be subject to Section 11.14 hereof. The Notes shall rank pari passu in right of payment with all Senior Subordinated Debt of Sterling.

Section 11.02.  Payment Over of Proceeds Upon Dissolution, Etc.

          In the event of (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to Sterling or to its creditors, as such, or to its assets; or (ii) any liquidation, dissolution or other winding up of Sterling, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or (iii) any assignment for the benefit of creditors or any other marshalling of assets or liabilities of Sterling, then and in any such event specified in clause (i), clause (ii) or clause (iii) above (each such event, if any, herein sometimes referred to as a "Proceeding") the holders of Senior Debt of Sterling will be first entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Debt of Sterling, or provision shall be made for such payment, in cash or cash equivalents or otherwise in a manner satisfactory to the holders of such Senior Debt, before the Holders of the Notes are entitled to receive any payment or distribution of any kind or character, on account of principal of (or premium, if any) or interest on or other obligations in respect of the Notes or on account of any purchase or other acquisition of Notes by Sterling (all such payments, distributions, purchases and acquisitions herein referred to, individually and collectively, as a "Notes Payment"), and to that end the holders of Senior Debt of Sterling shall be entitled to receive, for application to the payment thereof, any Notes Payment which may be payable or deliverable in respect of the Notes in any such Proceeding.

          In the event that, notwithstanding the foregoing provisions of this
Section 11.02, the Trustee receives payment or distribution of assets of Sterling of any kind or character, before all the Senior Debt of Sterling is paid in full in cash or cash equivalents, then and in such event, subject to
Section 11.04, such Notes Payment shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of Sterling for application to the payment of all Senior Debt of Sterling remaining unpaid, to the extent necessary to pay the Senior Debt of Sterling in full in cash or cash equivalents, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt of Sterling.

          For purposes of this Article XI only, the words "any payment or distribution of any kind or character" shall not be deemed to include a payment or distribution of stock or securities of Sterling provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other corporation provided for by such plan of reorganization or readjustment which stock or securities are subordinated in right of payment to all then outstanding Senior Debt of Sterling, to at least the same extent as the Notes are so subordinated as provided in this Article XI; provided that (1) if a new corporation results from such reorganization or readjustment, such corporation assumes any Senior Debt of Sterling not paid in full in cash or cash equivalents in connection with such reorganization or readjustment; and (2) the rights of the holders of such Senior Debt are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of Sterling with, or the merger of Sterling into, another person or the liquidation or dissolution of Sterling following the convey ance or transfer of all or substantially all of its properties and assets as an entirety to another person upon the terms and conditions set forth in
Article VI shall not be deemed a Proceeding for the purposes of this Section
11.02 if the person formed by such consolidation or into which Sterling is merged or the person which acquires by conveyance or transfer such properties and assets as an entirety, as the case may be, shall, as part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article VI.

Section 11.03.  No Payment When Senior Debt in Default.

          In the event that any Senior Payment Default (as defined below) shall have occurred and be continuing, then Sterling may not make any Notes Payment unless and until such Senior Payment Default shall have been cured or waived or shall have ceased to exist or all amounts then due and payable in respect of Designated Senior Debt shall have been paid in full, or provision shall have been made for such payment, in cash or cash equivalents or otherwise in a manner satisfactory to the holders of such Designated Senior Debt. The term "Senior Payment Default" means any default in the payments of principal of (or premium, if any) or interest on any Designated Senior Debt of Sterling when due, whether at the maturity thereof or by declaration or acceleration, call for redemption or otherwise.

          In the event that any Senior Nonmonetary Default (as defined below) shall have occurred and be continuing, then, upon the receipt by Sterling and the Trustee of written notice of such Senior Nonmonetary Default from the representatives of holders of the Designated Senior Debt to which such default relates, Sterling may not make any Notes Payment for a period (the "blockage period") commencing on the date Sterling and Trustee receive such written notice and ending 179 days after the date of such receipt of such written notice (or earlier) if terminated (i) by written notice to the Trustee and Sterling from the representative of holders of Designated Senior Debt that gave such written notice; (ii) because such Designated Senior Debt has been repaid in full; or
(iii) because such default is no longer continuing). In any event, not more than one blockage period may be commenced during any period of 360 consecutive days and there shall be a period of at least 181 consecutive days in each period of 360 consecutive days when no blockage period is in effect. For all purposes of this paragraph, no Senior Nonmonetary Default that existed or was continuing on the date of commencement of any blockage period with respect to the Designated Senior Debt initiating such blockage period will be, or can be, made the basis for the commencement of a subsequent blockage period unless such default has been cured or waived for a period of not less than 90 consecutive days. The term "Senior Nonmonetary Default" means the occurrence or existence and continuance of any event of default, or of any event which, after notice or lapse of time (or both), would become an event of default, under the terms of any instrument pursuant to which any Designated Senior Debt is outstanding, permitting (after notice or lapse of time or both) one or more holders of such Senior Debt (or a trustee or agent on behalf of the holders thereof) to declare such Senior Debt due and payable prior to the date on which it should otherwise become due and payable, other than a Senior Payment Default.

          In the event that, notwithstanding the foregoing, Sterling shall make any Notes Payment to the Trustee or any Holder prohibited by the foregoing provisions of this Section 11.03, then and in such event, subject to Section 11.04, such Notes Payment shall be paid over and delivered forthwith to the holders of the Senior Debt of Sterling remaining unpaid, to the extent necessary to pay in full all the Senior Debt of Sterling.

          The provisions of this Section 11.03 shall not apply to any Notes Payment with respect to which Section 11.02 would be applicable.

Section 11.04.  Payment Permitted If No Default.

          Nothing contained in this Article XI or elsewhere in this Indenture or in any of the Notes shall prevent (i) Sterling, at any time except during the pendency of any Proceeding referred to in Section 11.02 or under the conditions described in Section 11.03, from making Notes Payments; or (ii) the application by the Trustee of any money deposited with it hereunder to Notes Payments or the retention of such Notes Payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge that such Notes Payment would have been prohibited by the provisions of this Article XI.

Section 11.05.  Subrogation to Rights of Holders of Senior Debt.

          Subject to the payment in full of all amounts due or to become due on or in respect of Senior Debt of Sterling, or the provision for such payment, in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt of Sterling, the Holders of the Notes shall be subrogated (equally and ratably with the holders of all Debt of Sterling, if any, which by its express terms is subordinated to Senior Debt of Sterling to substantially the same extent as the Notes are subordinated to the Senior Debt of Sterling and is entitled to like rights of subrogation by reason of any payments or distributions made to holders of such Senior Debt) to the rights of the holders of such Senior Debt of Sterling to receive payments and distributions of cash, property and securities applicable to the Senior Debt of Sterling until the principal of (and premium, if any) and interest on the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of Sterling of any cash, property or securities to which the Holders of the Notes or the Trustee would be entitled except for the provisions of this Article XI, and no payments over pursuant to the provisions of this Article XI to the holders of Senior Debt of Sterling by Holders of the Notes or the Trustee, shall, as among Sterling, its creditors other than holders of Senior Debt and the Holders of the Notes, be deemed to be a payment or distribution by Sterling to or on account of the Senior Debt of Sterling.

Section 11.06.  Provisions Solely to Define Relative Rights.

          The provisions of this Article XI are and are intended solely for the purpose of defining the relative rights of the Holders of Notes on the one hand and the holders of Senior Debt of Sterling on the other hand. Nothing contained in this Article XI or elsewhere in this Indenture or in the Notes is intended to or shall (i) impair, as among Sterling, its creditors other than holders of Senior Debt and the Holders of the Notes, the obligation of Sterling, which is absolute and unconditional, to pay to the Holders of the Notes the principal of (and premium, if any) and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (ii) affect the relative rights against Sterling of the Holders of the Notes and creditors of Sterling other than the holders of Senior Debt; or (iii) prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XI of the holders of Senior Debt of Sterling to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

Section 11.07.  Trustee to Effectuate Subordination.

          Each Holder of a Note by such Holder's acceptance thereof authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this
Article XI and appoints the Trustee his attorney-in-fact for any and all such purposes.

Section 11.08.  No Waiver of Subordination Provisions.

          No right of any present or future holder of any Senior Debt of Sterling to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Sterling or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by Sterling with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt of Sterling may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article XI or the obligations hereunder of the Holders of the Notes to the holders of Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew, increase or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any person liable in any manner for the payment or collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against Sterling and any other person.

Section 11.09.  Notice to Trustee.

          Sterling shall give prompt written notice to the Trustee of any fact known to Sterling which would prohibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the provisions of this Article XI or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which could prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof specifically referencing this
Article XI from Sterling or a holder of Senior Debt of Sterling or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 8.01, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 11.09 at least two Business Days prior to the date upon which by the terms hereof any money may became payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date.

          Subject to the provisions of Section 8.01, the Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Debt of Sterling (or a trustee therefor) to establish that such notice has been given by a holder of Senior Debt of Sterling (or a trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Debt of Sterling to participate in any payment or distribution pursuant to this Article XI, the Trustee may request each person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt of Sterling held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article XI, and if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

Section 11.10.  Reliance on Judicial Order or Certificate of Liquidating Agent.

          Upon any payment or distribution of assets of Sterling referred to in this Article XI, the Trustee, subject to the provisions of Section 8.01, and the Holders of the Notes shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of Notes, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Debt of Sterling and other Debt of Sterling, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XI.

Section 11.11.  Trustee Not Fiduciary for Holders of Senior Debt.

          The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of Sterling and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Notes or to Sterling or to any other person cash, property or securities to which any holders of Senior Debt of Sterling shall be entitled by virtue of this Article XI or otherwise. With respect to the holders of Senior Debt of Sterling, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article XI and no implied covenants or obligations with respect to holders of Senior Debt of Sterling shall be read into this Indenture against the Trustee.

Section 11.12. Rights of Trustee as Holder of Senior Debt; Preservation of Trustee's Rights.

          The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XI with respect to any Senior Debt of Sterling which may at any time be held by it, to the same extent as any other holder of Senior Debt of Sterling, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

           Nothing in this Article XI shall apply to claims of, or payments to, the Trustee under or pursuant to Section 8.07.

Section 11.13.  Article XI Applicable to Paying Agents.

          In case at any time any Paying Agent other than the Trustee shall have been appointed by Sterling and be then acting hereunder, the term "Trustee" as used in this Article XI shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article XI in addition to or in place of the Trustee; provided, however, that Section 11.12 shall not apply to Sterling or any Affiliate of Sterling if it or such Affiliate acts as Paying Agent.

Section 11.14.  Trust Moneys Not Subordinated.

          Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under
Article IX by the Trustee for the payment of principal of, and premium, if any, and interest on, the Notes shall not be subordinated to the prior payment of any Senior Debt or subject to the restrictions on this Article XI, and none of the Trustee or the Holders shall be obligated to pay over any such amount to Sterling or any holder of Senior Debt of Sterling or any other creditor of Sterling.

                                 ARTICLE XII

                                 MISCELLANEOUS

Section 12.01.  Trust Indenture Act Controls.

          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), such imposed duties shall control.

Section 12.02.  Notices.

          Any notice or communication by Sterling or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

           If to Sterling:

                Sterling Chemicals, Inc.
                1200 Smith Street
                Suite 1900
                Houston, Texas  77002
                Telecopier No.:  (713) 654-9552
                Attention:  Jim P. Wise

           If to the Trustee:

                Fleet National Bank
                777 Main Street
                Hartford, Connecticut  06115
                Telecopier No:  (860) 986-7920
                Attention:  Corporate Trust Administration

          Sterling or the Trustee, by notice each to the other may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to Holders of Notes) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          Any notice or communication to a Holder of a Note shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the Note Register. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder of a Note or any defect in such notice shall not affect its sufficiency with respect to other Holders of Notes.

          If a notice or communication is mailed in the manner set forth above within the time prescribed, such notice or communication shall be deemed to be duly given whether or not the addressee receives it.

          If Sterling mails a notice or communication to Holders of Notes, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.03.  Communication by Holders of Notes with Other Holders of Notes.

          Holders of Notes pursuant to TIA Section 312(b) may communicate with other Holders of Notes with respect to their rights under this Indenture or the Notes. Sterling, the Trustee, the Registrar, the Paying Agent and any other Person shall have the protection of TIA Section 312(c).

Section 12.04.  Certificate and Opinion as to Conditions Precedent.

          Upon any request or application by Sterling to the Trustee to take any action under this Indenture, Sterling shall furnish to the Trustee:

           (i) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

           (ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all conditions and covenants have been satisfied.

Section 12.05.  Statements Required in Certificate or Opinion.

          Each certificate or opinion with respect to compliance with a condition or covenant contained in this Indenture shall include:

           (i) a statement that the Person making such certificate or opinion has read such condition or covenant;

           (ii) a statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

           (iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether such condition or covenant has been satisfied; and

           (iv) a statement as to whether, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06.  Rules by Trustee and Agents.

          The Trustee may make reasonable rules for action by or at a meeting of Holders of Notes. The Registrar and Paying Agent may make reasonable rules and set reasonable requirements for their functions.

Section 12.07. No Personal Liability of Directors, Officers, Employees, Incorporators and Stockholders.

          No director, officer, employee, incorporator or stockholder of Sterling, as such, shall have any liability for any obligations of Sterling under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of a Note by accepting a Note waives and releases all such liability. Such waiver and release form a part of the consideration for issuance of the Notes.

Section 12.08.  Governing Law.

          THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICT OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.09.  No Adverse Interpretation of Other Agreements.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of Sterling or its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10.  Successors.

          All agreements of Sterling contained in this Indenture and the Notes shall bind Sterling and its successors. All agreements of the Trustee in this Indenture shall bind the Trustee and its successors.

Section 12.11.  Severability.

          In case any provision of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12.  Counterpart Originals.

          The parties may sign any number of copies of this Indenture. Each such signed copy shall be deemed to be an original, and all of such signed copies together shall represent one and the same agreement.

Section 12.13.  Table of Contents, Headings, Etc.

          The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience only, and shall not, for any reason, be deemed to be part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                                   SIGNATURES
                                   ----------



DATED AS OF APRIL 7, 1997     STERLING CHEMICALS, INC.



                              BY:   /s/ JIM P. WISE
                                    _________________________________
                                    NAME:  Jim P. Wise
                                    TITLE: Vice President and
                                            Chief Financial Officer


ATTEST:


  /s/ F. MAXWELL EVANS
____________________________
NAME:  F. Maxwell Evans
TITLE: Secretary



DATED AS OF APRIL 7, 1997     FLEET NATIONAL BANK,
                                 AS TRUSTEE



                              BY:   /s/ MICHAEL M. HOPKINS
                                    _________________________________
                                    NAME:  Michael M. Hopkins
                                    TITLE: Vice President

ATTEST:


  /s/ ELIZABETH C. HAMMER
____________________________
NAME:  Elizabeth C. Hammer
TITLE: Vice President

                                                                       EXHIBIT A
                                                                       ---------

                         [FORM OF FACE OF INITIAL NOTE]
                          ----------------------------

                            STERLING CHEMICALS, INC.

                             [Global Notes Legend]


          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.*


                           [Restricted Notes Legend]

           "THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND UNDER APPLICABLE STATE SECURITIES LAWS, AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

           THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT
    (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY
    (i) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (ii) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES


------------------------
  *  This legend should only be added if the Security is issued in global form.

    ACT, (iii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (iv) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES
    (i) THROUGH (iv) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

    ["IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]**





------------------------
 ** Include on a Definitive Security to be held by an institutional "accredited investor" (as defined in Rule 501(a), (1), (2), (3) or (7) under the Securities Act).

No. __________                                      Principal Amount $
                                                             CUSIP No. _________

                   11 1/4% Senior Subordinated Notes Due 2007


          STERLING CHEMICALS, INC., a Delaware corporation, promises to pay to ___________________________________, or registered assigns, the principal sum of
_________ Dollars on April 1, 2007.

           Interest Payment Dates:    April 1 and October 1.

           Record Dates:    March 15 and September 15.

           Additional provisions of this Note are set forth on the reverse side of this Note.

Dated:  ________________


                                   STERLING CHEMICALS, INC.


                                   By _______________________________
                                      Title:


                                   By _______________________________
                                      Title:
TRUSTEE'S CERTIFICATE OF
    AUTHENTICATION

FLEET NATIONAL BANK,
  as Trustee, certifies
  that this is one of the
  Notes referred to in the
  Indenture.

By ____________________________
       Authorized Signatory

                         [FORM OF REVERSE SIDE OF NOTE]
                          ----------------------------

                   11 1/4% Senior Subordinated Notes Due 2007


1.   Interest
     --------

          STERLING CHEMICALS, INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called "Sterling"), promises to pay interest on the principal amount of this Note at the rate per annum shown above provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, interest will accrue on this security at a rate of 11 3/4% per annum from and including the date on which any such Registration Default shall occur but excluding the date on which all Registration Defaults have been cured.

          Sterling will pay interest semi-annually on April 1 and October 1 of each year, commencing October 1, 1997. Interest on the Notes will accrue from the most recent date to which interest has been paid, or, if no interest has been paid, from April 7, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Sterling shall pay interest on overdue principal at the rate borne by the Notes.

2.   Method of Payment
     -----------------

          Sterling will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the March 15 or September 15 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. Sterling will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, Sterling may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

3.   Paying Agent and Registrar
     --------------------------

          Initially, Fleet National Bank, a national banking association (the "Trustee"), will act as Paying Agent and Registrar. Sterling may appoint and change any Paying Agent, Registrar or co-registrar without notice. Sterling or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.   Indenture
     ---------

          Sterling issued the Notes under an Indenture dated as of April 7, 1997 (the "Indenture"), between Sterling and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of those terms.

          The Notes are unsecured senior subordinated obligations of Sterling limited to $150,000,000 aggregate principal amount (subject to Section 2.07 of the Indenture). The Indenture imposes certain limitations on the incurrence of additional indebtedness by Sterling and certain of its subsidiaries, the payment of dividends on, and the redemption of, capital stock of Sterling and certain of its Subsidiaries, the making of Investments, restrictions on distributions from certain Subsidiaries, the use of proceeds from the sale of assets and Subsidiary stock and transactions with affiliates. The Indenture also restricts the ability of Sterling to consolidate or merge with or into, or to transfer all or substantially all its assets to, another person.

5.   Optional Redemption
     -------------------

          The Notes will be redeemable, at Sterling's option, in whole or in part, at any time and from time to time on or after April 1, 2002, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of principal amount at maturity), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on or after April 1 of the years set forth below:

                                       Redemption
                   Year                   Price
                   ----                ----------

          2002 . . . . . . . .         105.625%
          2003 . . . . . . . .         103.750%
          2004 . . . . . . . .         101.875%
          2005 . . . . . . . .         100.000%

          In addition, at any time and from time to time prior to April 1, 2000, Sterling may redeem in the aggregate up to 35% of the original principal amount of the Notes with the proceeds of one or more Public Equity Offerings following which there is a Public Market, at a redemption price (expressed as a percentage of principal amount) of 111.25%, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least $97,500,000 aggregate principal amount of the Notes must remain outstanding after each such redemption.

6.   Notice of Redemption
     --------------------

          Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

7.   Put Provisions
     --------------

          Upon a Change of Control, any Holder of Notes will have the right to cause Sterling to repurchase all or any part of the Notes of such Holder at a purchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued interest to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the interest payment date) as provided in, and subject to the terms of, the Indenture.

8.   Subordination
     -------------

          The Notes are subordinated to Senior Debt. To the extent provided in the Indenture, Senior Debt must be paid before the Notes may be paid. Sterling agrees, and each Holder of a Note by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give effect to such subordination provisions and appoints the Trustee as attorney-in-fact for such purpose.

9.   Denominations; Transfer; Exchange
     ---------------------------------

          The Notes are in registered form without coupons in denominations of $1,000 (or, in the case of Securities sold to institutional "accredited investors" as described in Rule 501(a) (1), (2), (3) or (7) under the Securities Act in a transaction intended to be exempt from registration under the Securities Act, minimum denominations of $500,000) and integral multiples of $1,000. Holders of Notes may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder of a Note, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Note selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.

10.  Persons Deemed Owners
     ---------------------

          The registered Holder of this Note may be treated as the sole owner of such Note for all purposes.

11.  Unclaimed Money
     ---------------

          Subject to applicable abandoned property law, if money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to Sterling at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to Sterling and not to the Trustee or Paying Agent for payment.

12.  Discharge and Defeasance
     ------------------------

          Subject to certain conditions, Sterling at any time may terminate some or all of its obligations under the Notes and the Indenture if Sterling deposits with the

Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

13.  Amendment; Waiver
     -----------------

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Notes; and (ii) any default or compliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the Notes then outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of a Note, Sterling and the Trustee may amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to comply with Article VI of the Indenture, or to provide for uncertificated Notes, in addition to or in place of certificated Notes, or to add guarantees with respect to the Notes or add additional covenants or surrender rights and powers conferred on Sterling, or to make any change that would provide additional rights or benefits to the Holders of Notes or that does not adversely affect the rights of any Holder of a Note or to comply with requirements of the SEC in connection with the qualification of the Indenture under the TIA.

14.  Defaults and Remedies
     ---------------------

          Under the Indenture, Events of Default include (i) default for 30 days in payment of interest; (ii) default in payment of principal on the Notes at maturity, upon redemption, upon declaration, upon required repurchase or otherwise; (iii) failure by Sterling to comply with other covenants in the Indenture or the Notes, in certain cases subject to notice and lapse of time;
(iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Debt of Sterling or any of its Subsidiaries if the amount accelerated (or so unpaid) aggregates $10 million or more; (v) certain events of bankruptcy or insolvency with respect to Sterling and its Significant Subsidiaries; and (vi) certain judgments or decrees for the payment of money in excess of $10 million. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

          Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding such notice is in the interest of the Holders of Notes.

15.  Trustee Dealings with Sterling
     ------------------------------

          Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by Sterling or its

Affiliates and may otherwise deal with Sterling or its Affiliates with the same rights it would have if it were not Trustee.

16.  No Recourse Against Others
     --------------------------

          A director, officer, employee or stockholder, as such, of Sterling or the Trustee shall not have any liability for any obligations of Sterling under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations. By accepting a Note, each Holder of a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

17.  Authentication
     --------------

          This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the face of this Note.

18.  Abbreviations
     -------------

          Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19.  CUSIP Numbers
     -------------

          Pursuant to the recommendation promulgated by the Committee on Uniform Security Identification Procedures Sterling has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use such CUSIP numbers in notices of redemption as a convenience to Holders of Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                           __________________________


          Sterling will furnish to any Holder of a Note upon written request and without charge to such Holder of a Note a copy of the Indenture which contains
the text of this Note in larger type.   Requests may be made to:

                            Sterling Chemicals, Inc.
                                   1200 Smith
                                   Suite 1900
                               Houston, TX 77002

                            Attention:  Jim P. Wise

================================================================================

                                  ASSIGNMENT FORM

        To assign this Note, complete the form below:

        I or we assign and transfer this Note to:


             [Print or type assignee's name, address and zip code]

             [Insert assignee's soc. sec. or tax I.D. No. ]


        and irremovably appoint ___________________ agent to transfer this Note on the books of Sterling. The agent may substitute another to act for him.

================================================================================

  Date: ______________  Your Signature:_________________________________________

================================================================================

  Sign exactly as your name appears on the face of this Note.

    CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF
                                RESTRICTED NOTES

This certificate relates to $_________ principal amount of Notes held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

[ ] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

[ ] has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

The undersigned confirms that such Notes are being:


CHECK ONE BOX BELOW:

          (1) [_] acquired for the undersigned's own account, without Transfer (in satisfaction of Section 2.06(a)(ii)(A) of the Indenture); or

          (2) [_] transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

          (3) [_] transferred pursuant to and in compliance with Regulation S under the Securities Act of 1933, as amended; or

          (4) [_] transferred pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or

          (5) [_] transferred pursuant to an effective registration statement under the Securities Act of 1933, as amended.





Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (2), (3) or (4) is checked, Sterling or the Trustee may require evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the legend on the face of this Note.


                                        _____________________________
                                                  Signature

Signature Guarantee:            _______________________________________
                                (Signature must be guaranteed by member
                                firm of the New York Stock Exchange or a commercial bank or trust company)

                   OPTION OF HOLDER OF NOTE TO ELECT PURCHASE

          If you elect to have this Note purchased by Sterling pursuant to
Article IV or Section 5.07 of the Indenture, check the box:

                                      [_]

          If you elect to have only part of this Note purchased by Sterling pursuant to Article IV or Section 5.07 of the Indenture, state the amount:

                                         $___________________________



Date:_________________ Your Signature: ______________________________
                                       (Sign exactly as your name
                                       appears on the face of the
                                       Note)



Signature Guarantee: _________________________________________________________
                     (Signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company)

                        [TO BE ATTACHED TO GLOBAL NOTES]

               SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

     The following increases or decreases in this Global Note have been made:

===================================================================================================================
DATE OF    AMOUNT OF DECREASE IN  AMOUNT OF INCREASE IN   PRINCIPAL AMOUNT OF THIS    SIGNATURE OF AUTHORIZED
 EXCHANGE  PRINCIPAL AMOUNT OF    PRINCIPAL AMOUNT OF     GLOBAL NOTE FOLLOWING       SIGNATORY OF TRUSTEE OR NOTES
           THIS GLOBAL NOTE       THIS GLOBAL NOTE        SUCH DECREASE OR INCREASE   CUSTODIAN
-------------------------------------------------------------------------------------------------------------------
































































===================================================================================================================

                                                                       EXHIBIT B
                                                                       ---------
                       [FORM OF FACE OF EXCHANGE NOTE AND
                             PRIVATE EXCHANGE NOTE]
*
**
                            STERLING CHEMICALS, INC.           $
No.                                                            CUSIP:

                   11 1/4% Senior Subordinated Note Due 2007


          Sterling Chemicals, Inc., a Delaware corporation, promises to pay to or registered assigns, the principal sum of

Dollars on April 1, 2007.

          Interest Payment Dates:    April 1 and October 1.

          Record Dates:  March 15 and September 15.

          Additional provisions of this Note are set forth on the other side of this Note.


                              STERLING CHEMICALS, INC.

                                by


Dated:  _________________

[Seal]
                                ____________________________
                                Title:


                                ____________________________
                                Title

________________________

     * If the Note is to be issued in global form add the Global Notes Legend from Exhibit A and the attachment to Exhibit A captioned "[TO BE ATTACHED TO GLOBAL NOTES] - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE".

     ** If the Note is a Private Exchange Note issued in a Private Exchange to the Initial Purchasers holding an unsold portion of its initial allotment, add the restricted securities legend from Exhibit A and include the "Certificate to be Delivered upon Exchange or Registration of Transfer of Restricted Notes" from Exhibit A.

TRUSTEE'S CERTIFICATE OF
     AUTHENTICATION

FLEET NATIONAL BANK,

 as Trustee, certifies
 that this is one of the
 Notes referred to
 in the Indenture.

 by
     ____________________
     Authorized Signatory

                         [FORM OF REVERSE SIDE OF NOTE]
                          ----------------------------

                   11 1/4% Senior Subordinated Notes Due 2007


1.   Interest
     --------

          STERLING CHEMICALS, INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called "Sterling"), promises to pay interest on the principal amount of this Note at the rate per annum shown above provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, interest will accrue on this security at a rate of 11 3/4% per annum from and including the date on which any such Registration Default shall occur but excluding the date on which all Registration Defaults have been cured.

          Sterling will pay interest semi-annually on April 1 and October 1 of each year, commencing October 1, 1997. Interest on the Notes will accrue from the most recent date to which interest has been paid, or, if no interest has been paid, from April 7, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Sterling shall pay interest on overdue principal at the rate borne by the Notes.

2.   Method of Payment
     -----------------

          Sterling will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the March 15 or September 15 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. Sterling will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, Sterling may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

3.   Paying Agent and Registrar
     --------------------------

          Initially, Fleet National Bank, a national banking association (the "Trustee"), will act as Paying Agent and Registrar. Sterling may appoint and change any Paying Agent, Registrar or co-registrar without notice. Sterling or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.   Indenture
     ---------

          Sterling issued the Notes under an Indenture dated as of April 7, 1997 (the "Indenture"), between Sterling and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of those terms.

          The Notes are unsecured senior subordinated obligations of Sterling limited to $150,000,000 aggregate principal amount (subject to Section 2.07 of the Indenture). The Indenture imposes certain limitations on the incurrence of additional indebtedness by Sterling and certain of its subsidiaries, the payment of dividends on, and the redemption of, capital stock of Sterling and certain of its Subsidiaries, the making of Investments, restrictions on distributions from certain Subsidiaries, the use of proceeds from the sale of assets and Subsidiary stock and transactions with affiliates. The Indenture also restricts the ability of Sterling to consolidate or merge with or into, or to transfer all or substantially all its assets to, another person.

5.   Optional Redemption
     -------------------

          The Notes will be redeemable, at Sterling's option, in whole or in part, at any time and from time to time on or after April 1, 2002, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of principal amount at maturity), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on or after April 1 of the years set forth below:

                                       Redemption
                   Year                   Price
                   ----                ----------

          2002 . . . . . . . .         105.625%
          2003 . . . . . . . .         103.750%
          2004 . . . . . . . .         101.875%
          2005 . . . . . . . .         100.000%

          In addition, at any time and from time to time prior to April 1, 2000, Sterling may redeem in the aggregate up to 35% of the original principal amount of the Notes with the proceeds of one or more Public Equity Offerings following which there is a Public Market, at a redemption price (expressed as a percentage of principal amount) of 111.25%, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least $97,500,000 aggregate principal amount of the Notes must remain outstanding after each such redemption.

6.   Notice of Redemption
     --------------------

          Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

7.   Put Provisions
     --------------

          Upon a Change of Control, any Holder of Notes will have the right to cause Sterling to repurchase all or any part of the Notes of such Holder at a purchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued interest to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the interest payment date) as provided in, and subject to the terms of, the Indenture.

8.   Subordination
     -------------

          The Notes are subordinated to Senior Debt. To the extent provided in the Indenture, Senior Debt must be paid before the Notes may be paid. Sterling agrees, and each Holder of a Note by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give effect to such subordination provisions and appoints the Trustee as attorney-in-fact for such purpose.

9.   Denominations; Transfer; Exchange
     ---------------------------------

          The Notes are in registered form without coupons in denominations of $1,000 (or, in the case of Securities sold to institutional "accredited investors" as described in Rule 501(a) (1), (2), (3) or (7) under the Securities Act in a transaction intended to be exempt from registration under the Securities Act, minimum denominations of $500,000) and integral multiples of $1,000. Holders of Notes may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder of a Note, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Note selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.

10.  Persons Deemed Owners
     ---------------------

          The registered Holder of this Note may be treated as the sole owner of such Note for all purposes.

11.  Unclaimed Money
     ---------------

          Subject to applicable abandoned property law, if money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to Sterling at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to Sterling and not to the Trustee or Paying Agent for payment.

12.  Discharge and Defeasance
     ------------------------

          Subject to certain conditions, Sterling at any time may terminate some or all of its obligations under the Notes and the Indenture if Sterling deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

13.  Amendment; Waiver
     -----------------

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Notes; and (ii) any default or compliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the Notes then outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of a Note, Sterling and the Trustee may amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to comply with Article VI of the Indenture, or to provide for uncertificated Notes, in addition to or in place of certificated Notes, or to add guarantees with respect to the Notes or add additional covenants or surrender rights and powers conferred on Sterling, or to make any change that would provide additional rights or benefits to the Holders of Notes or that does not adversely affect the rights of any Holder of a Note or to comply with requirements of the SEC in connection with the qualification of the Indenture under the TIA.

14.  Defaults and Remedies
     ---------------------

          Under the Indenture, Events of Default include (i) default for 30 days in payment of interest; (ii) default in payment of principal on the Notes at maturity, upon redemption, upon declaration, upon required repurchase or otherwise; (iii) failure by Sterling to comply with other covenants in the Indenture or the Notes, in certain cases subject to notice and lapse of time;
(iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Debt of Sterling or any of its Subsidiaries if the amount accelerated (or so unpaid) aggregates $10 million or more; (v) certain events of bankruptcy or insolvency with respect to Sterling and its Significant Subsidiaries; and (vi) certain judgments or decrees for the payment of money in excess of $10 million. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

          Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding such notice is in the interest of the Holders of Notes.

15.  Trustee Dealings with Sterling
     ------------------------------

          Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by Sterling or its Affiliates and may otherwise deal with Sterling or its Affiliates with the same rights it would have if it were not Trustee.

16.  No Recourse Against Others
     --------------------------

          A director, officer, employee or stockholder, as such, of Sterling or the Trustee shall not have any liability for any obligations of Sterling under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations. By accepting a Note, each Holder of a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

17.  Authentication
     --------------

          This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the face of this Note.

18.  Abbreviations
     -------------

          Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19.  CUSIP Numbers
     -------------

          Pursuant to the recommendation promulgated by the Committee on Uniform Security Identification Procedures Sterling has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use such CUSIP numbers in notices of redemption as a convenience to Holders of Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                           __________________________

          Sterling will furnish to any Holder of a Note upon written request and without charge to such Holder of a Note a copy of the Indenture which contains
the text of this Note in larger type.   Requests may be made to:

                            Sterling Chemicals, Inc.
                                   1200 Smith
                                   Suite 1900
                               Houston, TX 77002
                            Attention:  Jim P. Wise

================================================================================

                                  ASSIGNMENT FORM

        To assign this Note, complete the form below:

        I or we assign and transfer this Note to:

             [Print or type assignee's name, address and zip code]

             [Insert assignee's soc. sec. or tax I.D. No.]


        and irremovably appoint ___________________ agent to transfer this Note on the books of Sterling. The agent may substitute another to act for him.

================================================================================

  Date: ____________________  Your Signature: _____________________________

================================================================================

  Sign exactly as your name appears on the face of this Note.

                   OPTION OF HOLDER OF NOTE TO ELECT PURCHASE

          If you elect to have this Note purchased by Sterling pursuant to
Article IV or Section 5.07 of the Indenture, check the box:

                                      [_]

          If you elect to have only part of this Note purchased by Sterling pursuant to Article IV or Section 5.07 of the Indenture, state the amount:

                                         $___________________________



Date: ________________  Your Signature: _____________________________
                                        (Sign exactly as your name
                                        appears on the face of the
                                        Note)



Signature Guarantee: _________________________________________________________
                     (Signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company)